Exhibit 10.1

LOAN AGREEMENT

Dated as of June 5, 2013

Between

JANAF SHOPPING CENTER, LLC

and

JANAF SHOPS, LLC,

jointly, severally, individually and collectively as Borrower

and

KEYBANK NATIONAL ASSOCIATION,

as Lender

Loan No. 10069383

TABLE OF CONTENTS

Page

ARTICLE I - DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1
Section 1.1	Definitions	1
Section 1.2	Principles of Construction	25

ARTICLE II - GENERAL TERMS		26
Section 2.1	Loan Commitment; Disbursement to Borrower	26
2.1.1	Agreement to Lend and Borrow	26
2.1.2	Single Disbursement to Borrower	26
2.1.3	The Note, Security Instrument and Loan Documents	26
2.1.4	Use of Proceeds	26
Section 2.2	Interest Rate	27
2.2.1	Interest Rate	27
2.2.2	Interest Calculation	27
2.2.3	Default Rate	27
2.2.4	Usury Savings	27
Section 2.3	Loan Payment	27
Section 2.4	Prepayments	27
Section 2.5	Defeasance	27
2.5.1	Voluntary Defeasance	27
2.5.2	Collateral	30
2.5.3	Successor Borrower	30
Section 2.6	Release of Property	30
2.6.1	Release of Property	31
Section 2.7	Clearing Account/Cash Management	31
2.7.1	Clearing Account	31
2.7.2	Cash Management Account	33
2.7.3	Payments Received under the Cash Management Agreement	33

ARTICLE III - CONDITIONS PRECEDENT		33
Section 3.1	Conditions Precedent to Closing	33

ARTICLE IV - REPRESENTATIONS AND WARRANTIES		34
Section 4.1	Borrower Representations	34
4.1.1	Organization	34
4.1.2	Proceedings	34
4.1.3	No Conflicts	34
4.1.4	Litigation	34
4.1.5	Agreements	35
4.1.6	Title	35
4.1.7	Solvency	35
4.1.8	Full and Accurate Disclosure	36
4.1.9	No Plan Assets	36
4.1.10	Compliance	36
4.1.11	Financial Information	37

i

4.1.12	Condemnation	37
4.1.13	Federal Reserve Regulations	37
4.1.14	Utilities and Public Access	37
4.1.15	Not a Foreign Person	37
4.1.16	Separate Lots	37
4.1.17	Assessments	37
4.1.18	Enforceability	38
4.1.19	No Prior Assignment	38
4.1.20	Insurance	38
4.1.21	Use of Property	38
4.1.22	Certificate of Occupancy; Licenses	38
4.1.23	Flood Zone	38
4.1.24	Physical Condition	38
4.1.25	Boundaries	39
4.1.26	Leases	39
4.1.27	Survey	39
4.1.28	Inventory	39
4.1.29	Filing and Recording Taxes	39
4.1.30	Special Purpose Entity/Separateness	40
4.1.31	Management Agreement	41
4.1.32	Illegal Activity	41
4.1.33	No Change in Facts or Circumstances; Disclosure	41
4.1.34	Investment Company Act	42
4.1.35	Embargoed Person	42
4.1.36	Principal Place of Business; State of Organization	42
4.1.37	Environmental Representations and Warranties	42
4.1.38	Cash Management Account	43
Section 4.2	Survival of Representations	45

ARTICLE V - BORROWER COVENANTS		45
Section 5.1	Affirmative Covenants	45
5.1.1	Existence; Compliance with Legal Requirements	45
5.1.2	Taxes and Other Charges	46
5.1.3	Litigation	47
5.1.4	Access to Property	47
5.1.5	Notice of Default	47
5.1.6	Cooperate in Legal Proceedings	47
5.1.7	Perform Loan Documents	47
5.1.8	Award and Insurance Benefits	47
5.1.9	Further Assurances	48
5.1.10	Principal Place of Business, State of Organization	48
5.1.11	Financial Reporting	48
5.1.12	Business and Operations	51
5.1.13	Title to the Property	51
5.1.14	Costs of Enforcement	51
5.1.15	Estoppel Statement	52
5.1.16	Loan Proceeds	52

5.1.17	Intentionally Omitted	52
5.1.18	Confirmation of Representations	52
5.1.19	Environmental Covenants	53
5.1.20	Leasing Matters	55
5.1.21	Alterations	56
5.1.22	Operation of Property	57
5.1.23	Embargoed Person	57
Section 5.2	Negative Covenants	61
5.2.1	Operation of Property	61
5.2.2	Liens	62
5.2.3	Dissolution	62
5.2.4	Change In Business	62
5.2.5	Debt Cancellation	62
5.2.6	Zoning	63
5.2.7	No Joint Assessment	63
5.2.8	Intentionally Omitted	63
5.2.9	ERISA	63
5.2.10	Transfers	63

ARTICLE VI - INSURANCE; CASUALTY; CONDEMNATION		67
Section 6.1	Insurance	67
Section 6.2	Casualty	71
Section 6.3	Condemnation	71
Section 6.4	Restoration	72

ARTICLE VII - RESERVE FUNDS		76
Section 7.1	Intentionally Omitted	76
Section 7.2	Tax and Insurance Escrow Fund	76
Section 7.3	Replacements and Replacement Reserve	77
7.3.1	Replacement Reserve Fund	77
7.3.2	Disbursements from Replacement Reserve Account	77
7.3.3	Performance of Replacements	78
7.3.4	Failure to Make Replacements	81
7.3.5	Balance in the Replacement Reserve Account	81
Section 7.4	Rollover Reserve	81
7.4.1	Deposits to Rollover Reserve Fund	81
7.4.2	Withdrawal of Rollover Reserve Funds	81
Section 7.5	Excess Cash Flow Reserve Fund	82
7.5.1	Deposits to Excess Cash Flow Reserve Fund	82
7.5.2	Release of Excess Cash Flow Reserve Funds	82
Section 7.6	Ground Rent Reserve Funds	82
Section 7.7	Reserve Funds, Generally	82

ARTICLE VIII - DEFAULTS		83
Section 8.1	Event of Default	83
Section 8.2	Remedies	86
Section 8.3	Remedies Cumulative; Waivers	87

ARTICLE IX - SPECIAL PROVISIONS		88

SCHEDULES

Schedule I	–	Rent Roll

Schedule II	–	Intentionally Omitted

Schedule III	–	Organizational Chart of Borrower

Schedule IV	–	Tenant Direction Letter Form

v

LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of June 5, 2013 (this “Agreement”), between KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211 (“Lender”) and each of JANAF SHOPPING CENTER, LLC, a Delaware limited liability company, and JANAF SHOPS, LLC, a Delaware limited liability company, each having an address at 320 North Main Street, Suite 200, Ann Arbor, Michigan 48104 (jointly, severally, individually and collectively, “Borrower”).

RECITALS:

A. Borrower desires to obtain the Loan (as hereinafter defined) from Lender.

B. Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrual Period” means the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar date of such calendar month; however, the initial Accrual Period shall commence on and include the Closing Date and shall end on and include the final calendar date of the calendar month in which the Closing Date occurs.

“Action” has the meaning set forth in Section 10.3 hereof.

“Additional Insolvency Opinion” means any subsequent Insolvency Opinion.

“Additional Permitted Transfer” has the meaning set forth in Section 5.2.10(f) hereof.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” means any Manager in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” means KeyBank National Association, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” has the meaning set forth in the introductory paragraph hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Annual Budget” means an operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower in accordance with Section 5.1.11(g) hereof for the applicable Fiscal Year or other period.

“Approved Annual Budget” has the meaning set forth in Section 5.1.11(g) hereof.

“Assignment of Management Agreement” means that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Availability Threshold” means the greater of $30,000.00 or 1% of the initial principal balance of the Loan.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Borrower” has the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Business Day” means a day upon which commercial banks are not authorized or required by law to close in the city designated from time to time as the place for receipt of payments.

“Capital Expenditures” means, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” has the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” means that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Lender and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Sweep Event” means the occurrence of: (a) an Event of Default; (b) any Bankruptcy Action of Borrower or Manager; or (c) a DSCR Trigger Event.

“Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a Debt Service Coverage Ratio of 1.15 to 1.00 or greater for two (2) consecutive quarters based upon the trailing three (3) month period immediately preceding the date of determination, (b) if the Cash Sweep Event is caused by an Event of Default, the acceptance by Lender of a cure of such Event of Default (which cure Lender is not obligated to accept and may reject or accept in its reasonable discretion), or (c) if the Cash Sweep Event is caused by a Bankruptcy Action of Manager, if Borrower replaces the Manager with a Qualified Manager under a Replacement Management Agreement within sixty (60) days of such Bankruptcy Action; provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) no Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (ii) a Cash Sweep Event Cure may occur no more than a total of two (2) times in the aggregate during the term of the Loan, and (iii) Borrower shall have paid all of Lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney’s fees and expenses. Notwithstanding any provision in this Agreement to the contrary, in no event shall Borrower have the right to cure any Cash Sweep Event caused by a Bankruptcy Event of Borrower.

“Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the Payment Date next occurring following the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents or defeasance of the Loan in accordance with the terms and provisions of the Loan Documents.

“Casualty” has the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” has the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” has the meaning set forth in Section 6.4(b)(iv) hereof.

“Clearing Account” has the meaning set forth in Section 2.7.1 hereof.

“Clearing Account Agreement” means that certain Clearing Account—Deposit Account Control Agreement dated the date hereof among Borrower, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Clearing Account.

“Clearing Bank” means the clearing bank which establishes, maintains and holds the Clearing Account, which shall be an Eligible Institution acceptable to Lender in its reasonable discretion.

“Closing Date” means the date of the funding of the Loan.

“Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” has the meaning set forth in Section 6.4(b) hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

“Current Owner” has the meaning set forth in Section 5.2.10(f) hereof.

“Debt” means the outstanding principal amount of the Loan set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount and any Yield Maintenance Premium (as defined in the Note)) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.

“Debt Service” means, with respect to any particular period of time, the scheduled principal and interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” means a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of 4% of Gross Income from Operations and (2) the actual management fees incurred, and (B) annual Replacement Reserve Fund contributions equal to $.18 per square foot of gross leasable area at the Property, and (C) annual Rollover Reserve Fund contributions equal to $.71 per square foot of gross leasable area at the Property; and

(b) the denominator is the aggregate amount of Debt Service for such period.

“Default” means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) five percent (5%) above the Interest Rate.

“Defeasance Date” has the meaning set forth in Section 2.5.1(a)(i) hereof.

“Defeasance Deposit” means an amount equal to the remaining principal amount of the Note, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments, any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof (including any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith), and a defeasance processing fee in an amount determined by Lender in its reasonable discretion.

“Defeasance Event” has the meaning set forth in Section 2.5.1(a) hereof.

“Defeasance Payment Amount” means the amount which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

“Disclosure Documents” means, collectively and as applicable, any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering document, in each case, in connection with a Securitization.

“DSCR Trigger Event” means, that as of the date of determination, the Debt Service Coverage Ratio based on the trailing three (3) month period immediately preceding the date of such determination is less than 1.15 to 1.00.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means KeyBank National Association or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s).

“Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including The USA PATRIOT Act (including the anti terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. Environmental Law includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. Environmental Law also includes any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; or relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Environmental Liens” has the meaning set forth in Section 5.1.19 hereof.

“Environmental Report” has the meaning set forth in Section 4.1.37 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” has the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Account” has the meaning set forth in Section 7.5 hereof.

“Excess Cash Flow Reserve Fund” has the meaning set forth in Section 7.5 hereof.

“Extraordinary Expense” has the meaning set forth in Section 5.1.11(h) hereof.

“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” means Fitch, Inc.

“Foreclosure Sale” has the meaning set forth in Section 9(c) of the Note.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governing State” has the meaning set forth is Section 10.3 hereof.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” means, during any period, all sustainable income as reported on the financial statements delivered by Borrower in accordance with this Agreement, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source during such period, including (i) Rents from Tenants that are in occupancy, open for business and paying full contractual rent without right of offset or credit, (ii) utility charges, (iii) escalations, (iv) forfeited security deposits, (v) interest on credit accounts, (vi) service fees or charges, (vii) license fees, (viii) parking fees, (ix) rent concessions or credits, (x) income from vending machines, (xi) business interruption or other loss of income or rental insurance proceeds, (xii) other required pass-throughs and (xiii) interest on Reserve Funds, if any, but excluding (i) Rents from month-to-month Tenants, Tenants during a free-rent period, or Tenants that are included in any Bankruptcy Action, (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (iii) refunds and uncollectible accounts, (iv) sales of furniture, fixtures and equipment, (v) Insurance Proceeds (other than business interruption or other loss of income or rental insurance), (vi) Awards, (vii) unforfeited security deposits, (viii) utility and other similar deposits and (ix) any disbursements to Borrower from the Reserve Funds, if any. Gross income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof.

“Ground Lease” has the meaning set forth in the Security Instrument.

“Ground Lessor” has the meaning set forth in the Security Instrument.

“Ground Lease Estoppel” shall mean the meaning set forth in Section 3.1 hereof.

“Ground Lease Property” shall mean the real and personal property demised to Borrower pursuant to any Ground Lease.

“Ground Rent” shall mean any rent, additional rent or other charge payable by Borrower under any Ground Lease.

“Ground Rent Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof.

“Ground Rent Reserve Fund” shall have the meaning set forth in Section 7.6.1 hereof.

“Ground Rent Reserve Monthly Deposit” shall have the meaning set forth in Section 7.9.1 hereof.

“Guarantor” means, individually and collectively, Ronald N. Weiser, an adult individual and Ronald N. Weiser, as trustee for the Ronald N. Weiser Trust.

“Guaranty” means, individually and collectively, each of those certain Guaranty Agreements, dated as of the date hereof, executed and delivered by a Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Immediate Family Member” has the meaning set forth in Section 5.2.10(f).

“Improvements” has the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnified Liabilities” has the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” means Lender and, its designee, (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Independent Director” means a natural Person who (a) is not at the time of initial appointment, or at any time while serving in such capacity, and is not, and has never been, and shall not while serving as Independent Director be: (i) a stockholder, director (with the exception of serving as the Independent Director of Borrower), officer, employee, partner, member (other than a “special member” or “springing member”), manager, attorney or counsel of Borrower, equity owners of Borrower or Guarantor or any Affiliate of Borrower or Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower or Guarantor, equity owners of Borrower or Guarantor or any Affiliate of Borrower or Guarantor; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more nationally-recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director of Borrower an employee of such a company or companies. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower (provided such affiliate does not or did not own a direct or indirect equity interest in an Borrower) shall not be disqualified from serving as an Independent Director, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Director of Borrower if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence.

“Initial Interest Payment Per Diem” has the meaning set forth in the Loan Terms Table of the Note.

“Insolvency Opinion” means that certain non-consolidation opinion letter dated the date hereof delivered by Honigman Miller Schwartz and Cohn LLP in connection with the Loan.

“Institutional Controls” means any legal or physical restrictions or limitations on the use of, or access to, the Property to eliminate or minimize potential exposures to any Hazardous Substance, to prevent activities that could interfere with the effectiveness of any Remediation, or to ensure maintenance of a level of risk to human health or the environment, including physical modifications to the Property such as slurry walls, capping, hydraulic controls for ground water, or point of use water treatment, restrictive covenants, environmental protection easements, or property use limitations.

“Insurance Premiums” has the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” has the meaning set forth in Section 6.4(b) hereof.

“Interest Rate” means a rate of 4.49%.

“Land” has the meaning set forth in the granting clause of the Security Instrument.

“Lease” shall mean, with the exception of any Ground Lease, any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of

Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” means, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” has the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Lien” means, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” means the loan in the Original Principal Amount made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” means, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Clearing Account Agreement, the Cash Management Agreement, and all other documents executed or delivered in connection with the Loan.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Loan as of the date of such calculation to (ii) the fair market value of the Property, as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust.

“Management Agreement” means the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Manager” means McKinley Inc., a Michigan corporation, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Material Action” means to consolidate or merge Borrower with or into any Person, or sell all or substantially all of the assets of Borrower, or to institute proceedings to have Borrower be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or file a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of Borrower, or admit in writing Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate Borrower.

“Maturity Date” means July 1, 2023, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” has the meaning set forth in Section 7 of the Note.

“Monthly Debt Service Payment Amount” means a constant monthly payment of $333,159.02.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Flow” means, with respect to the Property for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Operating Income” means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” has the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” has the meaning set forth in Section 6.4(b)(vi) hereof.

“Note” means that certain Promissory Note, dated the date hereof, in the principal amount of $60,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“O&M Program” has the meaning set forth in Section 5.1.19 hereof.

“OFAC” has the meaning set forth in Section 10.25 hereof.

“Officer’s Certificate” means a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the manager, general partner, managing member or sole member of Borrower, as applicable.

“Operating Expenses” means the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, ground rent, bad debt, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

“Original Principal Amount” means $60,000,000.00.

“Other Charges” means all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” has the meaning as set forth in the Security Instrument.

“Outstanding Principal Balance” or “OPB” means the portion of the Original Principal Amount that remains outstanding from time to time

“Payment Date” means the first (1st) day of each calendar month during the term of the Loan.

“Permitted Defeasance Date” means the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust which holds the portion of the Note last to be securitized.

“Permitted Encumbrances” means, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion.

“Permitted Investments” means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Par Prepayment Date” means April 2, 2023.

“Permitted Transfer” means any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, and (c) any transfer described in Section 5.2.10 hereof that does not require Lender’s consent.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” has the meaning set forth in the granting clause of the Security Instrument.

“Policies” has the meaning specified in Section 6.1(b) hereof.

“Policy” has the meaning specified in Section 6.1(b) hereof.

“Principal” means the Special Purpose Entity that is the general partner of Borrower, if Borrower is a limited partnership, or managing member of Borrower, if Borrower is a limited liability company.

“Property” shall mean (a) each Ground Lease Property and (b) each parcel of real property, the Improvements thereon and all personal property now or hereafter owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Security Instrument and referred to therein as the “Property.”

“Provided Information” means any and all financial and other information provided at any time prepared by, or on behalf of, Borrower, Principal, Guarantor or Manager.

“Qualified Manager” means either (a) Manager; or (b) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, if required by Lender, Borrower shall have obtained (i) prior written confirmation from the applicable Rating Agencies that management of the Property by such entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof and (ii) if such entity is an Affiliate of Borrower, an Additional Insolvency Opinion.

“Rating Agencies” means each of S&P, Moody’s, Fitch, and Realpoint or any other nationally recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Realpoint” means Realpoint, LLC, a Pennsylvania limited liability company.

“Related Entities” has the meaning set forth in Section 5.2.10(e) hereof.

“Release” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances in violation of Environmental Laws.

“Remediation” includes any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the Code, the non-imposition of any tax on such REMIC Trust under the Code (including, without limitation, taxes on “prohibited transactions and “contributions”) and any other constraints, rules or other regulations or requirements relating to the servicing, modification or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the Code)).

“REMIC Trust” means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.

“Rentable Space Percentage” has the meaning set forth in Section 6.4(b)(i)(C) hereof.

“Rents” means, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, payments (including payments in connection with the exercise of any purchase option or termination rights), deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses or other reimbursables payable to Borrower (or to the Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

“Replacement Management Agreement” means, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Account” has the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” has the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” has the meaning set forth in Section 7.3.1 hereof.

“Replacements” has the meaning set forth in Section 7.3.1 hereof.

“Reserve Funds” means, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Rollover Reserve Fund, the Excess Cash Flow Reserve Fund, the Ground Rent Reserve Fund and any other escrow fund established by the Loan Documents.

“Restoration” means the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” means collectively, (a) Borrower, Principal, any Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Principal, any Guarantor, any Affiliated Manager or any non-member manager.

“Rollover Reserve Account” has the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Fund” has the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Monthly Deposit” has the meaning set forth in Section 7.1.1 hereof.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Scheduled Defeasance Payments” has the meaning set forth in Section 2.5.1(b) hereof.

“Securities” has the meaning set forth in Section 9.1 hereof.

“Securitization” has the meaning set forth in Section 9.1 hereof.

“Security Agreement” has the meaning set forth in Section 2.5.1(a)(v) hereof.

“Security Instrument” means, that certain first priority Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower to Lender as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” has the meaning set forth in Section 9.5 hereof.

“Severed Loan Documents” has the meaning set forth in Section 8.2(c) hereof.

“Special Purpose Entity” means a corporation, limited partnership or limited liability company that, as of the date of this Agreement, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies that such noncompliance would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

(i) is and shall be organized solely for the purpose of (A) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) in the case of a Principal, acting as a general partner of the limited partnership that owns the Property or as member of the limited liability company that owns the Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(ii) has not engaged and shall not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the Property, or (B) in the case of a Principal, acting as general partner of the limited partnership that owns the Property or acting as a member of the limited liability company that owns the Property, as applicable;

(iii) has not owned and shall not own any real property other than, in the case of Borrower, the Property;

(iv) does not have, shall not have and at no time had any assets other than (A) in the case of Borrower, the Property and personal property necessary or incidental to its ownership and operation of the Property or (B) in the case of a Principal, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property and personal property necessary or incidental to its ownership of such interests;

(v) has not engaged in, sought, consented to or permitted and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or (C) in the case of a Principal, any transfer of its partnership or membership interests;

(vi) shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

(vii) if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) holds a direct interest as general partner in the limited partnership of not less than one percent (1.0%), and (C) has two (2) Independent Directors;

(viii) if such entity is a corporation, has and shall have at least two (2) Independent Directors, and shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote and shall have voted in favor of such action;

(ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation, that directly owns at least one percent (1.0%) of the equity of the limited liability company; and that has at least two (2) Independent Directors;

(x) if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least two (2) Independent Directors serving as managers of such company, (C) shall not take any Material Action and shall not cause or permit the members or managers of such entity to take any Material Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless two (2) Independent Directors then serving as managers of the company shall have participated consented in writing to such action, and (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi) has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of two (2) Independent Directors of itself or the consent of a Principal that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;

(xii) has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xiii) holds itself out as a legal entity, separate and apart from any other person or entity, has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv) has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

(xv) has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi) has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(xvii) has held and shall hold its assets in its own name;

(xviii) has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(xix) (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity;

(xx) has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

(xxi) has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

(xxii) has not incurred any Indebtedness other than (i) acquisition financing with respect to the Property; construction financing with respect to the Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; and first mortgage financings secured by the Property; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property;

(xxiii) shall have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed 2% of the amount of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxiv) has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

(xxv) has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxvi) has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including paying for shared office space and for services performed by any employee of an Affiliate;

(xxvii) has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxviii) has not pledged and shall not pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except to Lender to secure the Loan;

(xxix) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person;

(xxx) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxxi) has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxii) has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiv) has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it if its cash flow is insufficient to pay the Debt;

(xxxv) if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

(xxxvi) has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(xxxvii) has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except that a Principal may acquire and hold its interest in Borrower;

(xxxviii) has complied and shall comply with all of the terms and provisions contained in its organizational documents;

(xxxix) has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

(xl) has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts;

(xli) is, and shall continue to be, duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(xlii) has paid all taxes which it owes and is not currently involved in any dispute with any taxing authority, except for disputes permitted under the Loan Documents;

(xliii) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

(xliv) has no judgments or Liens of any nature against it except for tax liens not yet due and the Permitted Encumbrances;

(xlv) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition; and

(xlvi) has no material contingent or actual obligations not related to the Property.

“State” means, the State or Commonwealth in which the Land or any part thereof is located.

“Successor Borrower” has the meaning set forth in Section 2.5.3 hereof.

“Survey” means a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Tax and Insurance Escrow Fund” has the meaning set forth in Section 7.2 hereof.

“Taxes” means all real estate and personal property taxes or assessments, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Tenant” means the lessee of all or a portion of the Property under a Lease.

“Tenant Direction Letter” means an instruction letter to Tenants substantially in the form attached hereto as Schedule IV.

“Threshold Amount” has the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policy” means the mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.

“Transfer” has the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” has the meaning set forth in Section 5.2.10(e) hereof.

“Transferee’s Principals” means collectively, (A) Transferee’s managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State in which the Property is located and/or the State where the Borrower is organized.

“U.S. Obligations” means non redeemable, non prepayable, non callable securities evidencing an obligation to timely pay principal or interest in a full and timely manner that constitute “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Section 1.2 Principles of Construction. The following rules of construction shall be applicable for all purposes of this Agreement and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:

(a) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;

(b) Intentionally omitted;

(c) an Event of Default shall “continue” or be “continuing” until the earlier of Lender’s waiver, in writing and in its reasonable discretion, of such Event of Default or the acceptance by Lender, in its reasonable discretion, of a cure of such Event of Default;

(d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document;

(e) the cover page (if any) of, all recitals set forth in, and all Exhibits to, this Agreement are hereby incorporated herein;

(f) all references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified;

(g) all uses of the words “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to” unless the context shall indicate otherwise;

(h) unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

(i) unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II—GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid or defeased hereunder in respect of the Loan may not be reborrowed. Lender and Borrower acknowledge and agree that the Loan has been fully funded as of the Closing Date.

2.1.3 The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Property or repay and discharge any existing loans relating to the Property, (b) pay all past due basic carrying costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as reasonably approved by Lender, (e) fund any working capital requirements of the Property and (f) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue at the Interest Rate or as otherwise set forth in this Agreement or in the Note from (and including) the Closing Date to but excluding the Maturity Date.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated at the rate and pursuant to the terms and conditions specified in Section 1 of the Note. Borrower acknowledges that the calculation method for interest described in the Note results in a higher effective interest rate than the numeric Interest Rate and Borrower hereby agrees to such calculation method.

2.2.3 Default Rate. Upon the occurrence and continuance of an Event of Default (including the failure of Borrower to make full payment on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the Outstanding Principal Balance at the rate and pursuant to the terms and conditions specified in Section 7 of the Note.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment. Payments of principal, interest, and Late Charges (as defined in the Note) shall be made as provided in the Note.

Section 2.4 Prepayments. Except as otherwise provided in Section 9 of the Note, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

Section 2.5 Defeasance.

2.5.1 Voluntary Defeasance. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Defeasance Date and prior to the Permitted Par Prepayment Date voluntarily defease all, but not part, of the Loan by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

(i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the “Defeasance Date”) on which the Defeasance Event is to occur;

(ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through and including the next Payment Date, provided, however, if the Defeasance Deposit shall include (or if the U.S. Obligations purchased with such Defeasance Deposit shall provide for payment of) all principal and interest computed from the Payment Date prior to the Defeasance Date through the next succeeding Payment Date, Borrower shall not be required to pay such short term interest pursuant to this sentence;

(iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Security Instrument and the other Loan Documents;

(iv) Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event and complies with and satisfies the requirements of Section 2.5.1(b) below;

(v) Borrower shall execute and deliver a pledge and security agreement, in form and substance reasonably satisfactory to Lender creating a first priority lien on the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the “Security Agreement”);

(vi) Borrower shall deliver an opinion of counsel for Borrower, delivered by counsel acceptable to Lender, stating, among other things but without substantive qualification, that (a) Lender has a valid, duly perfected, first priority security interest in the U.S. Obligations purchased with the Defeasance Deposit and that the Security Agreement is enforceable against Borrower in accordance with its terms, (b) the delivery of the U.S. Obligations purchased with the Defeasance Deposit to Lender does not constitute a fraudulent or preferential or other avoidable transfer under Bankruptcy Code Sections 547 and 548, (c) neither the defeasance nor any other transaction that occurs pursuant to the provisions of this Section 2.5.1(a) has caused or will cause the Loan (including for this purpose the Loan Documents) to cease to be a “qualified mortgage” within the meaning of Section 860G of the Code, either under the provisions of Treasury Regulation Sections 1.860G-2(a)(8) or 1.860G-2(b) (as such regulations may be amended or superseded from time to time) or under any other provision of the Code or otherwise, and (d) the defeasance or any other transaction that occurs pursuant to the provisions of this Section 2.5.1(a) will not cause the failure of any REMIC Trust or any other entity that holds the Note to maintain its tax status. The opinions set forth in clauses (a), (b), (c) and (d) above, or any portion thereof, may, in Lender’s discretion, be rendered by counsel to Lender at Borrower’s sole cost and expense;

(vii) If required by Lender, Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower from counsel satisfactory to Lender in form and substance satisfactory to Lender and the applicable Rating Agencies;

(viii) Borrower shall deliver an Officer’s Certificate certifying that (a) the requirements set forth in this Section 2.5.1(a) have been satisfied, (b) the transactions that are being carried out pursuant to this Section 2.5.1 (including specifically the release of the lien of the Security Instrument) are being effected to facilitate the disposition of the Property or any other customary commercial transaction and not as part of an arrangement to collateralize a REMIC Trust offering with obligations that are not real estate mortgages, and (c) the amounts of the U.S. Obligations purchased with the Defeasance Deposit comply with all the requirements of this section including the requirement that the U.S. Obligations purchased with the Defeasance Deposit shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under the Note through the Permitted Par Prepayment Date (including interest for the full Accrual Period during which the Permitted Par Prepayment Date occurs);

(ix) Borrower shall deliver a certificate of Borrower’s independent certified public accountant, acceptable to Lender in its discretion, certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Security Instrument as provided in Section 2.6 hereof, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees and expenses.

(b) In connection with the Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to or more than the scheduled payments due on such Payment Dates under this Agreement and the Note (including scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Payment Dates) and assuming the

Note is prepaid in full on the Permitted Par Prepayment Date including interest for the full Accrual Period during which the Permitted Par Prepayment Date occurs (the “Scheduled Defeasance Payments”). Notwithstanding the foregoing, at Lender’s option, Lender, acting on Borrower’s behalf as Borrower’s agent and attorney-in-fact, shall use the Defeasance Deposit to purchase, or cause to be purchased, the above-referenced U.S. Obligations that Borrower is required to purchase pursuant to this Section 2.5.1(b). By depositing the Defeasance Deposit with Lender, Borrower shall thereby appoint Lender or Lender’s servicer or other agent as Borrower’s agent and attorney-in-fact, with full power of substitution, for the purpose of purchasing the U.S. Obligations with the Defeasance Deposit and delivering the U.S. Obligations to Lender. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower’s other obligations under this Section 2.5 and Section 2.6 shall be remitted to Borrower within ten (10) Business Days following the Defeasance Date.

(c) If any notice of defeasance is given pursuant to Section 2.5.1(a)(i), Borrower shall be required to defease the Loan on the Defeasance Date (unless such notice is revoked by Borrower prior to the Defeasance Date in which event Borrower shall immediately reimburse Lender for any and all reasonable costs and expenses incurred by Lender in connection with Borrower’s giving of such notice and revocation).

2.5.2 Collateral. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book entry transfers and pledges through the book entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

2.5.3 Successor Borrower. In connection with any Defeasance Event, Lender shall designate a successor entity (the “Successor Borrower”), which shall be a special purpose entity, which shall not own any other assets or have any other liabilities or operate other property (other than the defeasance collateral or in connection with other defeased loans held in the same securitized loan pool with the Loan). Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay all costs and expenses incurred by Lender, including Lender’s reasonable attorneys’ fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection with such assumption.

Section 2.6 Release of Property. Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Security Instrument on the Property.

2.6.1 Release of Property. (a) If Borrower has the right to and has elected to prepay in full or defease the Loan in accordance with this Agreement and the Note, upon satisfaction of the requirements of Section 2.4 and Section 9 of the Note (in the case of a prepayment, if then permitted under this Agreement and the Note) or Section 2.5 (in the case of a full defeasance, if then permitted under this Agreement and the Note), as applicable, and this Section 2.6, all of the Property shall be released from the Lien of the Security Instrument.

(b) In connection with the release of the Security Instrument, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date / Prepayment Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer incur arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall pay, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) to any Servicer, a processing fee in an amount determined by Lender or Servicer in its discretion. Upon the release of the Property in accordance with this Section 2.6.1 following a defeasance, Borrower shall have no further right to prepay the Note.

Section 2.7 Clearing Account/Cash Management.

2.7.1 Clearing Account. (a) During the term of the Loan, Borrower shall establish and maintain an Eligible Account (the “Clearing Account”) with Clearing Bank for the benefit of Lender, which Clearing Account shall be under the sole dominion and control of Lender. The Clearing Account shall be entitled in the name of Borrower for the benefit of Lender. Borrower hereby grants to Lender a first-priority security interest in the Clearing Account and all deposits at any time contained therein and the proceeds thereof and shall take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Clearing Account, including filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower. All monies now or hereafter deposited into the Clearing Account shall be deemed additional security for the Debt. The Clearing Account Agreement and Clearing Account shall remain in effect until the Loan has been repaid or defeased in full.

(b) Borrower shall, or shall cause Manager to, (i) on or prior to the Closing Date with respect to Leases in existence on the date hereof and (ii) simultaneously with the execution of any Lease entered into after the date hereof, deliver Tenant Direction Letters to all Tenants to deliver all Rents payable under their respective Leases directly to the Clearing Account. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner or (ii) direct or cause any Tenant to pay any amount in any manner other than as provided in the Tenant Direction Letter. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Clearing Account within one (1) Business Day after receipt thereof. Until so deposited, all Rents received by Borrower or Manager shall be held in trust for the benefit of Lender and shall not be commingled with any other funds or property of Borrower or Manager.

(c) Borrower shall obtain from Clearing Bank its agreement to transfer on each Business Day all amounts on deposit in the Clearing Account to the Cash Management Account.

(d) Upon the occurrence of an Event of Default or any Bankruptcy Action of Borrower or Manager, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Clearing Account to the payment of the Debt in any order in its discretion.

(e) The Clearing Account shall not be commingled with other monies held by Borrower, Manager or Clearing Bank.

(f) Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and reasonable costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Clearing Account or the Clearing Account Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Clearing Account was established.

(h) Upon (i) Clearing Bank ceasing to be an Eligible Institution, (ii) the Clearing Account ceasing to be an Eligible Account, (iii) any resignation by Clearing Bank or termination of the Clearing Account Agreement by Clearing Bank or Lender or (iv) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) days of Lender’s written request, (A) terminate the existing Clearing Account Agreement, (B) appoint a new Clearing Bank (which such Clearing Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender and (III) during the continuance of an Event of Default, be selected by Lender), (C) cause such Clearing Bank to open a new Clearing Account (which such account shall be an Eligible Account) and enter into a new Clearing Account Agreement with Lender on substantially the same terms and conditions as the previous Clearing Account Agreement and (D) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Clearing Account Agreement and Clearing Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 2.7.1 in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

2.7.2 Cash Management Account. (a) Simultaneously herewith, a segregated Eligible Account (the “Cash Management Account”) shall be established and maintained with Agent in Borrower’s name for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and shall take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default or any Bankruptcy Action of Borrower or Manager may be applied by Lender in such order and priority as Lender shall determine.

(d) Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide notice thereof to Borrower.

2.7.3 Payments Received under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE III—CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender, together with Lender’s receipt of executed estoppels (each a “Ground Lease Estoppel”) with respect to each Ground Lease from the applicable Ground Lessor thereunder, which shall be in form and substance reasonably satisfactory to Lender.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in the jurisdiction in which the Property is located and each other jurisdiction where it is required to be so qualified in connection with its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The direct and indirect ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of the Property or Borrower’s assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity, arbitrations, or governmental investigations by or before any Governmental Authority or other agency now pending, filed, or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor, Principal or the Property, which actions, suits or proceedings, or governmental investigations, if adversely determined against Borrower, Guarantor, Principal or the Property, might materially adversely affect (a) title to the Property; (b) the validity or enforceability of the Security Instrument; (c) Borrower’s ability to perform under the Loan; (d) Guarantor’s ability to perform under the Guaranty; (e) the use, operation or value of the Property; (f) the principal benefit of the security intended to be provided by the Loan Documents; (g) the current ability of the Property to generate Net Cash Flow sufficient to service the Loan; or (h) the current principal use of the Property.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound where such default might materially adversely affect (a) the validity or enforceability of the Security Instrument; (b) Borrower’s ability to perform under the Loan; (c) Guarantor’s ability to perform under the Guaranty; (d) the use, operation or value of the Property; (e) the principal benefit of the security intended to be provided by the Loan Documents; (f) the current ability of the Property to generate Net Cash Flow sufficient to service the Loan; or (g) the current principal use of the Property. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

4.1.6 Title. Borrower has a good, marketable and insurable leasehold estate in and to the Leased Land (as defined in the Security Instrument), good, marketable and insurable fee simple title to the Fee Land (as defined in the Security Instrument) and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as may be expressly permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or could reasonably become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7 Solvency. Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. As of the date hereof, Borrower’s assets constitute adequate capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute , regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including the exercise by Lender of any of its rights under the Loan Documents.

4.1.10 Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. On the Closing Date, the Improvements at the Property were in material compliance with applicable law.

4.1.11 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports in all material respects, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the best of Borrower’s knowledge, are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of the Policies (or other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21 Use of Property. The Property is used exclusively for retail purposes and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, franchises, licenses, consents, authorizations, and approvals, including, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Property have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.23 Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 6.1(a) is in full force and effect with respect to the Property.

4.1.24 Physical Condition. To the best of Borrower’s knowledge, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

4.1.26 Leases. The Property is not subject to any leases other than (a) the Ground Leases and (b) the Leases described in the rent roll attached hereto as Schedule I and made a part hereof, which rent roll is true, complete and accurate in all material respects as of the Closing Date. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date. All security deposits are held by Borrower in accordance with applicable law. Except as otherwise set forth in any estoppels and/or subordination, non-disturbance and attornment agreements delivered to Lender in connection with the closing of the Loan, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding. No Tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No Tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28 Inventory. Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Security Instrument) located on or at the Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner specified hereunder and in the manner in which the Property is currently operated.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Instrument, have been paid.

4.1.30 Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) and Section 4.1.30(c) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) Borrower hereby represents and warrants to Lender that:

1. Borrower, since its inception, is and always has been duly formed and validly existing in the state in which it was formed and in any other jurisdictions where it is qualified to do business;

2. Borrower has no judgments or liens of any nature against it except for tax liens, liens created by any of the Loan Documents and liens encumbering the Property that will be satisfied with the proceeds of the Loan;

3. Borrower is in compliance with all laws, regulations and orders applicable to Borrower and has received all permits necessary for Borrower to operate and for which a failure to possess would materially and adversely affect the condition, financial or otherwise, of Borrower;

4. Borrower is not aware of any pending or threatened litigation involving Borrower that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of Borrower, or the condition or ownership of the property owned by Borrower;

5. Borrower is not involved in any dispute with any taxing authority, except for disputes permitted under the Loan Documents;

6. Borrower has paid or has caused to be paid all real estate taxes that are due and payable with respect to the Property;

7. Borrower has never owned any property other than the Property and has never engaged in any business except the ownership and operation of the Property;

8. Borrower is not now, nor has ever been party to any lawsuit, arbitration, summons or legal proceeding that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of Borrower or the condition or ownership of the property owned by Borrower;

9. Borrower has provided Lender with complete financial statements that reflect a fair and accurate view of Borrower’s financial condition in all material respects;

10. Borrower has obtained a Phase One environmental audit for the Property in connection with the closing of the Loan, which audit did not reveal any material environmental issues affecting the Property;

11. At all times since its formation, Borrower has complied with the separateness covenants materially similar to those set forth in the definition of “Special Purpose Entity” contained herein;

12. Borrower has no contingent or actual obligations not related to the Property; and

13. From and after the funding of the Loan, Borrower shall conduct its operations as a Special Purpose Entity and as such, shall take all actions necessary to cause it to comply with, and will refrain from taking any action in violation of, the covenants, representations and warranties of a Special Purpose Entity.

(d) Any and all of the stated facts and assumptions made in any Insolvency Opinion, including any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower and Principal will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and shall comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(e) Borrower covenants and agrees that Borrower shall provide Lender with thirty (30) days prior written notice prior to the removal of an Independent Director of any of Borrower or Principal.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are true, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.36 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower’s state of organization is as set forth in the introductory paragraph of this Agreement.

4.1.37 Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to below as the “Environmental Report”), (a) to Borrower’s knowledge, there are no Hazardous Substances or underground storage tanks in, on, or under the Property and no Hazardous Substances have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate the Property for the purposes set forth in this Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant the Environmental Report; (b) to Borrower’s knowledge, there are no past, present or threatened Releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) to Borrower’s knowledge, there is no threat of any Release of Hazardous Substances migrating to the Property; (d) to Borrower’s knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including a

Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including any reports relating to Hazardous Substances in, on, under or from the Property or related to the environmental condition of the Property; and (g) there are no Institutional Controls on or affecting the Property.

4.1.38 Cash Management Account. Borrower hereby represents and warrants to Lender that:

(a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Clearing Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Clearing Account or Cash Management Account;

(b) Each of the Clearing Account and Cash Management Account constitutes a “deposit account” or “securities account” within the meaning of the Uniform Commercial Code);

(c) Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Clearing Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Clearing Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities;

(d) The Clearing Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Clearing Bank and Agent complying with instructions with respect to the Clearing Account and Cash Management Account from any Person other than Lender; and

(e) The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

4.1.39 Ground Lease Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease:

(a) The Ground Lease or a memorandum of such Ground Lease has been duly recorded. Each Ground Lease or the related Ground Lease Estoppel permits the interest of Borrower to be encumbered by the Fee and Leasehold Deed of Trust and does not restrict the use of the related Ground Lease Property by Borrower, or its successors or assigns, in a manner that would adversely affect the security provided by the Fee and Leasehold Deed of Trust. There have not been any amendments or modifications to the terms of any Ground Lease since the recordation of such Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded or as disclosed in this Agreement.

(b) Each Ground Lessor has agreed, in its Ground Lease or the related Ground Lease Estoppel that the related Ground Lease may not be amended, modified, canceled or terminated without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and that any such action without such consent is not binding on Lender, or its successors or assigns.

(c) Each Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date.

(d) Except for the Permitted Encumbrances and the related Ground Lessor’s fee interest in the related Ground Lease Property, no Ground Lease is subject to any interests, estates, Liens or encumbrances superior to, or of equal priority with, the Fee and Leasehold Deed of Trust.

(e) Borrower’s interest in each Ground Lease is assignable to Lender upon notice to, but without the consent of, the applicable Ground Lessor (or, if any such consent is required, it has been obtained prior to the Closing Date). Each Ground Lease is further assignable by Lender, and its successors and assigns, without the consent of the applicable Ground Lessor. No consent of the applicable Ground Lessor is required with respect to any transfer of direct or indirect interests in Borrower.

(f) As of the date hereof, each Ground Lease is in full force and effect and no material default has occurred under any Ground Lease that is continuing and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of any Ground Lease.

(g) Each Ground Lease or the related Ground Lease Estoppel requires the applicable Ground Lessor to give written notice of any default by Borrower to Lender, and provides that any notice of default or termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender as required under the Ground Lease or the related Ground Lease Estoppel.

(h) Each Ground Lease or the related Ground Lease Estoppel provides that Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease through legal proceedings) to cure any default under such Ground Lease, which is curable after Lender’s receipt of notice of the default before the applicable Ground Lessor may terminate the Ground Lease.

(i) None of the Ground Leases imposes any restrictions on subleasing the related Ground Lease Property.

(j) Under the terms of each Ground Lease, the related Ground Lease Estoppel and the Loan Documents, taken together, any related insurance and condemnation proceeds applicable to the related Ground Lease Property (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of such Ground Lease Property (so long as such proceeds are in excess of the threshold amount specified in the Loan Documents), with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(k) Under the terms of each Ground Lease, the related Ground Lease Estoppel and the Loan Documents, taken together, any related insurance and condemnation proceeds applicable to the related Ground Lease Property in respect of a total or substantially total loss or taking of the related Ground Lease Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Loan, together with any accrued interest thereon.

(l) Each Ground Lease or the related Ground Lease Estoppel requires the applicable Ground Lessor to enter into a new lease with Lender upon termination of the Ground Lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.

ARTICLE V—BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall use commercially reasonable efforts to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits, authorizations, and franchises and comply with all Legal Requirements applicable to it and the Property, including all regulations, building and zoning codes and certificates of occupancy. There shall never be committed by Borrower, and Borrower shall use commercially reasonable efforts to never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall from time to time, upon Lender’s reasonable request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Legal Requirements or is exempt from compliance with Legal Requirements. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements. After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower shall deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish such receipts for payment of Taxes if such Taxes have been paid by Lender pursuant to Section 7.2 hereof and Lender has received receipts from the relevant taxing authority). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which

Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; (vi) Borrower shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Guarantor which might materially adversely affect Borrower’s or Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Principal Place of Business, State of Organization. Borrower shall not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or Borrower’s corporate or partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender, which consent may be given or denied in Lender’s discretion. Upon Lender’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

5.1.11 Financial Reporting. (a) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and GAAP (or such other accounting basis acceptable to Lender), books, records and accounts accurately reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower shall furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements audited by an independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property, an annual rent roll and a balance sheet for Borrower. If Borrower consists of more than one entity, said financial statements shall be in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the individual Properties owned by each Borrower on a combined basis. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include amounts representing annual net operating income, Net Cash Flow, gross income, and operating expenses.

(c) Borrower shall furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable, audited by an independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender): (i) a rent roll for the subject quarter; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting net operating income, gross income, and operating expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses; and (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding three (3), six (6), and twelve (12) month periods as of the last day of such quarter. In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate.

(d) Until the earlier of Securitization or twelve (12) months after the date of this Agreement, Borrower shall furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month, all of the following items with respect to the previous calendar month, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (A) a rent roll for the subject month; (B) monthly operating statement(s) of the Property; and (C) year-to-date operating statement(s) of the Property.

(e) Not later than each February 1 during the term of the Loan upon Lender’s request, Borrower shall furnish to Lender, for Lender’s approval, a report setting forth the minimum economic terms that Borrower proposes for use in connection with the standard lease form for leases of portions of the Property during the twelve month period beginning upon such anniversary date. The terms set forth in the leasing report shall reflect the prevailing market conditions for like properties in the locality of the Property.

(f) Upon Lender’s reasonable request, Borrower and its affiliates shall furnish to Lender:

(i) a property management report for the Property, showing the number of inquiries made or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower to be true and complete in all material respects, but not more frequently than quarterly; and

(ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(g) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”), such approval not to be unreasonably withheld, conditioned or delayed. If Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(h) If Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which may be given or denied in Lender’s reasonable discretion.

(i) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(j) Borrower shall furnish to Lender, within ten (10) Business Days after Lender’s request (or as soon thereafter as may be reasonably possible), financial and sales information from any Tenant designated by Lender (to the extent such financial and sales information is required to be provided under the applicable Lease and same is received by Borrower after request therefor).

(k) Borrower shall cause Guarantor to furnish to Lender annually, not later than November 1 of each calendar year: (i) financial statements which shall include an annual balance sheet and profit and loss statement of Guarantor, in the form reasonably required by Lender, or (ii) a signed personal financial statement in a form satisfactory to Lender if such Guarantor is an individual. All such financial statements shall be certified by Guarantor to Lender as true and accurate in all material respects.

(l) Any reports, statements or other information required to be delivered under this Agreement may be delivered in electronic form. Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to Qualified Partners requiring such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall qualify to do business and shall remain in good standing in the jurisdiction in which the Property is located and the jurisdiction of its formation. Borrower shall at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

5.1.13 Title to the Property. Borrower shall warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Security Instrument on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Security Instrument encumbering the Property is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering the Property prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender or any proposed assignee of the Loan with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the terms of payment and Maturity Date, (v) the date installments of interest or principal were last paid, (vi) that, except as provided in such statement, there are no Defaults or Events of Default under this Agreement or any of the other Loan Documents, (vii) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or the Security Instrument.

(b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial Tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than (i) two (2) times in any calendar year prior to Securitization, and (ii) one (1) time in any calendar year following Securitization.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Intentionally Omitted.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and Guarantor as of the date of the Securitization.

5.1.19 Environmental Covenants. (a) Borrower covenants and agrees that: (i) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances in violation of any Environmental Laws in, on, under or from the Property; (iii) there shall be no Hazardous Substances in, on, or under the Property, except those that are (A) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (B) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (C) fully disclosed to Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including providing all relevant information and making knowledgeable persons available for interviews; (vi) intentionally omitted; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made if Lender has reason to believe that an environmental hazard exists on the Property in order to: (A) reasonably effectuate Remediation of any condition (including a Release of a Hazardous Substance) in, on, under or from the Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Borrower shall not do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (ix) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including a governmental entity) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section; (x) Borrower shall not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, any Hazardous Substances (except de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law) on, under or about the Property, and all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (xi) Borrower shall not make any change in the use or condition of the Property which (A) might lead to the presence on, under or about the Property of any Hazardous Substances which is not in accordance with any applicable Environmental Law, or (B) would require, under any applicable Environmental Law, notice be given to or approval be obtained from any governmental agency in the event of a transfer of ownership or control of the Property, in each case without the prior written consent of Lender; (xii) Borrower shall not allow any Institutional Control on or to affect the Property; and (xiii) Borrower shall take all acts necessary to preserve its status, if applicable, as an “innocent landowner,” “contiguous property owner,” or “prospective purchaser” as to the Property and as those terms are defined in CERCLA; provided, however, that this covenant does not limit or modify any of Borrower’s other duties or obligations under this Agreement.

(b) If Lender has a reasonable basis to believe that an environmental hazard exists on the Property, upon reasonable notice from Lender, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has a reasonable basis to believe that an environmental hazard exists on the Property that, in Lender’s reasonable judgment, endangers any Tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Property.

(c) Intentionally Omitted.

(d) Borrower hereby represents and warrants that Borrower has (i) delivered to Lender a true and complete copy of the Asbestos Operations & Maintenance (O&M) Plan dated October 19, 2000 prepared by Aaron & Wright (“O&M Program”), and (ii) as of the date hereof complied in all respects with the O&M Program. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions of the O&M Program.

(e) Borrower shall promptly perform all necessary remedial work in response to the presence of any Hazardous Substances on the Property, any violation of any Environmental Laws, or any claims or requirements made by any governmental agency or authority. All such work shall be conducted by licensed and reputable contractors pursuant to written plans approved by the agency or authority in question (if applicable), under proper permits and licenses (if applicable) with such insurance coverage as is customarily maintained by prudent property owners in similar situations. If the cost of the work exceeds $100,000, then Lender shall have the right of prior approval over the environmental contractor and plans, which shall not be unreasonably withheld or delayed. All costs and expenses of the remedial work shall be promptly paid by Borrower. In the event Borrower fails to undertake the remedial work, or fails to complete the same within a reasonable time period after the same is undertaken, and if Lender is of the good faith opinion that Lender’s security in the Property is jeopardized thereby, then Lender shall have the right to undertake or complete the remedial work itself. In such event all costs of Lender in doing so, including all fees and expenses of environmental consultants, engineers, attorneys, accountants and other professional advisors, shall become a part of the Loan and shall be due and payable from Borrower upon demand. Such amount shall be secured by the Loan Documents, and failure to pay the same shall be an Event of Default under the Loan Documents. In the event any Hazardous Substances are removed from the Property, either by Borrower or Lender, the number assigned by the United States Environmental Protection Agency to such Hazardous Substances shall be solely in the name of Borrower or the party responsible therefor, and Borrower or the party responsible therefor shall have any and all liability for such removed Hazardous Substances.

5.1.20 Leasing Matters. Any Leases with respect to the Property written after the date hereof, for more than 10,000 square feet shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Security Instrument and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a Tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 5,000 square feet will be permitted without the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender’s prior written consent. Notwithstanding anything to the contrary contained herein, all new Leases and all amendments, modifications, extensions, and renewals of existing Leases with Tenants that are Affiliates of Borrower shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision herein to the contrary, failure of Lender to approve or disapprove a request made pursuant to this Section 5.1.20 within fifteen (15) days of receipt of Borrower’s request for same shall constitute approval provided that (a) on the face of any such request, Borrower clearly states in bold, all capital lettering that Lender’s failure to respond in such time period shall be deemed approval thereof, and (b) such request shall be accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter.

5.1.21 Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to alterations that may have a material adverse effect on Borrower’s financial condition, the value of the Property or the Property’s Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the Property or the Property’s Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) shall at any time exceed $100,000.00 (the “Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that, at Lender’s option, the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that, at Lender’s option, the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations. Notwithstanding any provision herein to the contrary, failure of Lender to approve or disapprove a request made pursuant to this Section 5.1.21 within fifteen (15) days of receipt of Borrower’s request for same shall constitute approval provided that (a) on the face of any such request, Borrower clearly states in bold, all capital lettering that Lender’s failure to respond in such time period shall be deemed approval thereof, and (b) such request shall be accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter.

5.1.22 Operation of Property. (a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable. If the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall: (i) promptly perform or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23 Embargoed Person. Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.

5.1.24 Ground Leases. (a) With respect to each Ground Lease, Borrower covenants and agrees as follows: (i) to promptly and faithfully observe, perform and comply with all the terms, covenants and provisions thereof on its part to be observed, performed and complied with, at the times set forth therein, and to do all things necessary to preserve unimpaired its rights thereunder; (ii) not to do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms thereof; (iii) not to terminate (pursuant to the terms thereof or otherwise), cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the terms thereof and not to release the Ground Lessor under such Ground Lease from any obligations imposed upon it thereby; (iv) not to assign such Ground Lease in whole or in part nor sublet the premises demised under such Ground Lease in whole except in accordance with the provisions of this Agreement; (v) to give Lender prompt written notice of any default by Borrower or the Ground Lessor under such Ground Lease and to promptly deliver to Lender copies of each notice of default and all other material notices, communications, plans, specifications and other similar instruments received or delivered by Borrower in connection therewith; and (vi) to furnish to Lender such information and evidence as Lender may reasonably require concerning Borrower’s due observance, performance and compliance with the terms, covenants and provisions thereof.

(b) In the event of any default by Borrower in the performance of any part of its obligations under any Ground Lease, including, without limitation, any default in the payment of rent, additional rent and other charges and impositions made payable by the tenant thereunder, then, in each and every case, Lender may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Borrower thereunder in the name of and on behalf of Borrower but no such action by Lender shall release Borrower from any default under this Agreement. Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon at the Default Rate from the date that an advance is made or expense is incurred, to and including the date the same is paid and such monies so expended by Lender with interest thereon shall be secured by this Agreement.

(c) If Borrower acquires the fee title or any other estate, title or interest in any Ground Lease Property, or any part thereof, the lien of the Fee and Leasehold Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and same shall thereupon be and become a part of the Property. Borrower agrees to execute all instruments and documents which Lender may reasonably require to ratify, confirm and further evidence Lender’s lien on the acquired estate, title or interest. Furthermore, Borrower hereby appoints Lender its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Borrower. This power, being coupled with an interest, shall be irrevocable as long as the Debt remains unpaid.

(d) If any Ground Lease is canceled or terminated, and if Lender or its nominee shall acquire an interest in any new lease or all or any part of any Ground Lease Property, Borrower shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

(e) Borrower shall obtain and deliver to Lender from time to time within thirty (30) days after written demand by Lender, an estoppel certificate from any Ground Lessor setting forth, with respect to the related Ground Lease (i) the name of the tenant thereunder, (ii) that such Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the base rent and additional rent and other charges payable under such Ground Lease, (iv) the date to which all rental charges have been paid by the tenant under the Ground Lease, and (v) whether there are any defaults or alleged defaults of the tenant under such Ground Lease or if there are any events which have occurred which with notice, the passage of time or both, would constitute a default under such Ground Lease, and, if there are, setting forth the nature thereof in reasonable detail.

(f) Notwithstanding anything to the contrary contained herein, this Agreement shall not constitute an assignment of any Ground Lease within the meaning of any provision thereof prohibiting its assignment and Lender shall have no liability or obligation thereunder by reason of its acceptance of this Agreement. Lender shall be liable for the obligations of the tenant arising under a Ground Lease for only that period of time which Lender is in possession of the related Ground Lease Property and has acquired, by foreclosure or otherwise, and is holding all of Borrower’s right, title and interest therein.

(g) No release or forbearance of any of Borrower’s obligations under any Ground Lease, pursuant to such Ground Lease or otherwise, shall release Borrower from any of its obligations under this Agreement or the other Loan Documents.

(h) Borrower shall enforce the obligations of a Ground Lessor under its related Ground Lease to the end that Borrower may enjoy all of the rights granted to it under such Ground Lease, and will immediately notify Lender of any default by such Ground Lessor or Borrower in the performance or observance of any of the terms, covenants and conditions of such Ground Lease and Borrower will immediately advise Lender of the occurrence of any of the events of default enumerated in such Ground Lease and of the giving of any notice by a Ground Lessor under the related Ground Lease to Borrower of any default by Borrower thereunder and will immediately deliver to Lender a true copy of each such notice. If, pursuant to any Ground Lease, the related Ground Lessor shall deliver to Lender a copy of any notice of default given to Borrower, as lessee under such Ground Lease, such notice shall constitute full authority and protection to Lender for any action taken or omitted to be taken by Lender, in good faith and in reliance thereon.

(i) Borrower shall give Lender immediate notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of any Ground Lease. Lender shall have the right to intervene and participate in any such proceeding and Borrower shall confer with Lender and its attorneys and experts and cooperate with them to the extent that Lender deems reasonably necessary for the protection of Lender.

(j) Upon the request of Lender, Borrower will exercise all rights of arbitration conferred upon it by any Ground Lease. If at any time such proceeding shall be continuing, a default by Borrower beyond any applicable cure period in the performance or observance of any covenant, condition or other requirement of such Ground Lease or of this Agreement, on the part of Borrower to be performed or observed shall have occurred and be continuing, Lender shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Borrower, the arbitrator or arbitrators, or appraiser, in such proceeding.

(k) Borrower will, promptly after the execution and delivery of this Agreement or of any instrument or agreement supplemental hereto, notify each Ground Lessor in writing of the execution and delivery hereof and deliver to each Ground Lessor a copy of each such instrument or agreement.

(l) Borrower hereby unconditionally and irrevocably assigns to Lender (i) any right which Borrower has pursuant of the terms of the Ground Lease to renew and/or extend the term thereof, (ii) any right which Borrower has pursuant to the terms of the Ground Lease to cancel or terminate the Ground Lease, and (iii) any option or right that Borrower has pursuant to the Ground Lease to purchase any or all of the premises demised thereunder; provided, however, that Lender shall not exercise any rights given it under the foregoing items (i) or (iii) in the absence of an existing Event of Default or in the event Lender reasonably determines that such exercise is necessary to protect its interest in the Ground Lease Property.

(m) In the event that it is claimed by any governmental agency, authority or subdivision that any tax or governmental charge or imposition is due, unpaid or payable by Borrower upon or in connection with a Ground Lease, Borrower shall promptly either (i) pay such tax, charge or imposition when due and deliver to Lender reasonably satisfactory proof of payment thereof or (ii) contest such tax in accordance with the applicable provisions of the Loan Documents. If liability for such tax is asserted against Lender, Lender will give to Borrower prompt notice of such claim, and Borrower, upon complying with the provisions of the Loan Documents shall have full right and authority to contest such claim of taxability.

(n) Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

(i) If any Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of such Ground Lease by the related Ground Lessor pursuant to the Bankruptcy Code, or any other law affecting creditor’s rights, (i) Borrower, immediately after obtaining notice thereof, shall give notice thereof to Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat such Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void, and (iii) the terms, covenants and conditions of this Loan Agreement and the Loan Documents hereby extends to and covers Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of such Ground Lease or other termination of such Ground Lease. In addition, Borrower hereby assigns irrevocably to Lender Borrower’s rights to treat any Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under such Ground Lease in the event any case, proceeding or other action is commenced by or against the related Ground Lessor under the Bankruptcy Code or any comparable federal or state statute or law. Without Lender’s prior written consent, Borrower shall not seek to offset, pursuant to Subsection 365(h) of the Bankruptcy Code, against the rent reserved in its Ground Lease, the amount of any damages caused by the nonperformance by the related Ground Lessor of any of its obligations under its related Ground Lease after the rejection by such Ground Lessor of such Ground Lease under the Bankruptcy Code.

(ii) As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower’s (a) right to reject any Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, (b) right to seek an extension of the 60-day period within which Borrower must assume or reject any Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statue or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law ,and (c) claims and rights to the payment of damages arising from any rejection by a Ground Lessor of its related Ground Lease under the Bankruptcy Code. Lender shall have the right to proceed in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of a Ground Lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of any Ground Lease as aforesaid shall be applied to all costs and expenses of Lender (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions of this Agreement. If the foregoing assignment is not effective under applicable law and Borrower shall desire to so reject any Ground Lease, at Lender’s request, Borrower shall assign its interest in such Ground Lease to Lender in lieu of rejecting the Ground Lease, upon receipt by Borrower of notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under such Ground Lease.

(iii) If any action, proceeding, motion or notice shall be commenced or filed in respect of any Ground Lessor of all or any part of the Ground Lease Property in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys’ fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be deemed to be secured by the Loan Documents.

(iv) Borrower shall promptly, after obtaining knowledge of such filing, notify Lender orally of any filing by or against any Ground Lessor of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it shall not do, directly or indirectly, any of the following:

5.2.1 Operation of Property. (a) Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s discretion.

(c) If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower shall not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding any provision herein to the contrary, failure of Lender to approve or disapprove a request made pursuant to this Section 5.2.1 within fifteen (15) days of receipt of Borrower’s request for same shall constitute approval provided that (a) on the face of any such request, Borrower clearly states in bold, all capital lettering that Lender’s failure to respond in such time period shall be deemed approval thereof, and (b) such request shall be accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of Principal, in each case, without obtaining the prior written consent of Lender or Lender’s designee.

5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(d) hereof.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.2.8 Intentionally Omitted.

5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

(b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or any interest of Borrower in the Loan or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.1.20 and (B) Permitted Transfers.

(c) A Transfer shall include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non managing membership interests or the creation or issuance of new non managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

(d) Notwithstanding the provisions of this Section 5.2.10, Lender’s consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfer shall result in the change of Control in a Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer. If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, Ronald N. Weiser must continue to Control Borrower, Guarantor and Manager and own, directly or indirectly, at least a controlling legal and beneficial interest in Borrower, Guarantor and Manager. Borrower shall pay any and all reasonable out-of-pocket costs and expenses incurred in connection with such Transfers (including Lender’s counsel fees and disbursements and any fees and expenses of the Rating Agencies).

(e) No Transfer of the Property and assumption of the Loan shall occur during the period that is sixty (60) days prior to and sixty (60) days after a Securitization. Without limiting Lender’s discretion to approve or disapprove any request for a waiver of the prohibition against Transfers, Lender specifically reserves the right to condition its consent to any waiver of a prohibited Transfer upon satisfaction of the following minimum conditions:

(i) Borrower shall pay Lender a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of such transfer;

(ii) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

(iii) The proposed transferee (the “Transferee”) or Transferee’s Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;

(iv) Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(v) Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

(vi) Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(vii) There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not acceptable to Lender;

(viii) Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not acceptable to Lender;

(ix) Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in Sections 4.1.30, 4.1.35, 5.1.23 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee’s Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and (B) all certificates, agreements, covenants and legal opinions reasonably required by Lender;

(x) If required by Lender, Transferee shall be approved by the Rating Agencies selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding;

(xi) Prior to any release of Guarantor, one (1) or more substitute guarantors acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender.

(xii) Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Policy issued on the date hereof and the Permitted Encumbrances;

(xiii) The Property shall be managed by Qualified Manager pursuant to a Replacement Management Agreement;

(xiv) The Property meets all of the Lender’s underwriting standards related to its financial condition, cash flow, operating income, physical condition, management and operation; and

(xv) Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender.

(f) Notwithstanding any provision in this Section 5.2.10 to the contrary, limited partnership or membership interests, as applicable, in Borrower may be transferred without Lender’s consent and without application of the fee set forth in Section 5.2.10(e)(i): (i) among limited partners or members, as applicable, of Borrower who are limited partners or members, as applicable, of Borrower as of the date of this Agreement (each a “Current Owner”), and (ii) to immediate family members (which shall be limited to a spouse, parent, child and grandchild (each, an “Immediate Family Member”)), of any Current Owner or to trusts formed for the benefit of Immediate Family Members of such Current Owner for bona fide estate planning purposes (each, an “Additional Permitted Transfer”), provided each of the following conditions is satisfied: (A) no Event of Default has occurred and no event has occurred that with notice or the passage of time, or both, would constitute an Event of Default; (B) Lender has received Borrower’s notice of the Additional Permitted Transfer no less than 30 days prior to the commencement of such transfer; (C) no Indemnitor or Guarantor shall be released from any guaranty or indemnity agreement by virtue of the Additional Permitted Transfer; (D) Borrower shall be responsible for the costs and expenses of documenting the Additional Permitted Transfer; (E) Borrower shall reimburse Lender for all actual costs and expenses incurred by Lender in connection with the Additional Permitted Transfer, whether or not consummated; (F) once the Additional Permitted Transfer is complete, the persons with Control of Borrower and management of the Property are the same persons who have such Control and management rights immediately prior to the Additional Permitted Transfer; (G) Borrower shall furnish Lender copies of any documentation executed in connection with the Additional Permitted Transfer promptly after execution thereof; (H) Borrower shall have delivered satisfactory evidence to Lender that, following the Additional Permitted Transfer, Borrower shall continue to comply with the provisions of Section 4.1.30 hereof; and (I) upon Lender’s request, delivery of an Additional Insolvency Opinion acceptable to Lender.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

ARTICLE VI—INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk “special form” insurance including loss caused by any type of windstorm, windstorm related perils, “named storms,” or hail on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of 5% of Net Cash Flow of the Property for all such insurance coverage; provided however with respect to windstorm and earthquake coverage, providing for a deductible satisfactory to Lender in its reasonable discretion; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (y) if any material portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus excess flood coverage in an amount equal to the “probable maximum loss” for the

Improvements, as determined by an engineer satisfactory to Lender, or such greater amount as Lender shall require, and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender (but in any event, in an amount not less than 150% of the “probable maximum loss”) in the event the Property is located in an area with a high degree of seismic activity and the “probable maximum loss” for the Improvements, as determined by an engineer satisfactory to Lender, is 20% or greater (based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance), provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) business income or rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of Restoration) for a period of (1) not less than twelve (12) months from the date of casualty or loss if the amount of the Loan is less than $35,000,000, or (2) not less than eighteen (18) months from the date of casualty or loss if the amount of the Loan is $35,000,000 or more; and (D) if the amount of the Loan is $50,000,000 or more, containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 180 days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from the Property for the succeeding twelve (12) month period. Notwithstanding the provisions of Section 2.7.1 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv) comprehensive boiler and machinery insurance, if steam boilers, other pressure-fixed vessels, large air conditioning systems, elevators or other large machinery are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v) commercial general liability insurance against claims for personal injury, bodily injury, death, contractual damage or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Security Instrument to the extent the same is available;

(vi) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00;

(vii) worker’s compensation and employee’s liability subject to the worker’s compensation laws of the applicable state;

(viii) umbrella and excess liability insurance in an amount not less than: (A) $5,000,000.00 per occurrence if the amount of the Loan is less than $35,000,000, or (B) $25,000,000.00 per occurrence, if the amount of the Loan is $35,000,000 or more, on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

(ix) the insurance required under this Section 6.1(a) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a) above at all times during the term of the Loan; and

(x) upon sixty (60) days written notice, such other reasonable insurance, including sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of (A) if the amount of the Loan is $35,000,000 or more, “A:VIII” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A-” or better by S&P, and “A3” or better by Moody’s or (B) if the amount of the Loan is less than $35,000,000, “A-:VIII” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A-” or better by S&P, and “A3” or better by Moody’s. Notwithstanding the foregoing, any required earthquake insurance must satisfy the requirements of subsection (A) hereof regardless of the amount of the Loan. The Policies described in Section 6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. On or before the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a) hereof.

(d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(vii) of this Agreement, shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured;

(iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate after three (3) Business Days notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Availability Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Notwithstanding the foregoing provisions of this Section 6.3, and Section 6.4 hereof, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Security Instrument in connection with a Condemnation (but taking into account any proposed Restoration on the remaining portion of the Property), the Loan to Value Ratio is greater than 125% (such value to be determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must be paid down in an amount sufficient to satisfy the REMIC Requirements, unless the Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Security Instrument. In connection with the foregoing, the Net Proceeds shall not be available for Restoration and shall be used to pay down the principal balance of the Loan to the extent set forth above.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds shall be less than the Availability Threshold and the costs of completing the Restoration shall be less than the Availability Threshold, the Net Proceeds shall be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Availability Threshold or the costs of completing the Restoration are equal to or greater than the Availability Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 means: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A) no Default or Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower or Tenant, as applicable under the respective Lease, shall make all necessary repairs and restorations thereto at their sole cost and expense. The term “Rentable Space Percentage” means (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to ninety percent (90%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to ninety percent (90%);

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or any Ground Lease, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

(J) the Debt Service Coverage Ratio for the Property, after giving effect to the Restoration, shall be equal to or greater than 1.15 to 1.0;

(K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be subject to Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision herein to the contrary, failure of Lender to approve or disapprove a request made pursuant to this Section

6.4(b)(i)(K) within fifteen (15) days of receipt of Borrower’s request for same shall constitute approval provided that (a) on the face of any such request, Borrower clearly states in bold, all capital lettering that Lender’s failure to respond in such time period shall be deemed approval thereof, and (b) such request shall be accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter; and

(L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in an Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” means an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The

Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender shall release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

(vii) Provided no continuing Event of Default shall then exist, after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, the excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender shall be (1) if a Cash Sweep Period then exists, deposited in the Cash Management Account to be disbursed in accordance with this Agreement, and (2) if no Cash Sweep Period then exists, disbursed to Borrower.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 9(b) of the Note, whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

(d) In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII—RESERVE FUNDS

Section 7.1 Intentionally Omitted.

Section 7.2 Tax and Insurance Escrow Fund. Borrower shall pay to Lender (a) on the Closing Date an initial deposit and (b) on each Payment Date thereafter (i) one-twelfth (1/12) of the Taxes and Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth (1/12) of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). Provided, however, so long as Borrower maintains blanket policies of insurance in accordance with Section 6.1 hereof, the provisions of this Section with regard to Insurance Premiums shall not be applicable, until and unless Lender elects to apply such provisions following (i) the issuance by any insurer or its agent of any notice of cancellation, termination, or lapse of any insurance coverage required under Section 6.1 hereof, (ii) any cancellation, termination, or lapse of any insurance coverage required under Section 6.1 hereof whether or not any notice is issued, (iii) Lender having not received from Borrower evidence of insurance coverages as required by and in accordance with the terms of Section 6.1 hereof, or (iv) the occurrence of any Event of Default or the occurrence of any event which with the giving of notice, the passage of time or both would result in an Event of Default. Lender shall apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Security Instrument. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its reasonable discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund.

If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3 Replacements and Replacement Reserve.

7.3.1 Replacement Reserve Fund. Borrower shall pay to Lender (a) on the Closing Date an initial deposit of $10,182.00 and (b) on each Payment Date thereafter $10,182.00 (the “Replacement Reserve Monthly Deposit”) which amounts are reasonably estimated by Lender in its reasonable discretion to be due for replacements and repairs required to be made to the Property during the calendar year (collectively, the “Replacements”). Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account.” Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.

7.3.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from the Rollover Reserve Fund.

(b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e) hereof) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

(c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

(d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender shall issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000.00 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, if payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

(e) If (i) the cost of a Replacement exceeds $25,000.00, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

(f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.00.

7.3.3 Performance of Replacements. (a) Borrower shall make Replacements when required in order to keep the Property in condition and repair consistent with other comparable properties in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender’s request, Borrower shall assign any contract or subcontract to Lender.

(c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and, if Borrower has not remedied the issue to Lender reasonable satisfaction within ten (10) Business Days after Lender’s notice to Borrower, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d) In order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto the Property during reasonable business hours (subject to the rights of Tenants under their Leases) and perform any and all work and labor necessary to complete or make such Replacements or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instrument. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney in fact with full power of substitution to complete or undertake such Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney in fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

(e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(f) Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

(g) Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s liens or other liens of any nature have been placed against the Property since the date of recordation of the related Security Instrument and that title to the Property is free and clear of all Liens (other than the lien of the related Security Instrument and any other Liens previously approved in writing by Lender, if any).

(j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

7.3.4 Failure to Make Replacements. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its discretion. Lender’s right to withdraw and apply the Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Rollover Reserve.

7.4.1 Deposits to Rollover Reserve Fund. Borrower shall pay to Lender (a) on the Closing Date an initial deposit of $29,166 and (b) on each Payment Date thereafter $29,166 the “Rollover Reserve Monthly Deposit”), which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. Amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account.” Notwithstanding the aforementioned, the aggregate amount of the Rollover Reserve Fund shall not exceed $1,049,976 in the aggregate (the “Rollover Reserve Cap”) on any Payment Date (after giving effect to the payment of the Rollover Reserve Monthly Deposit) and accordingly, to the extent a Rollover Reserve Monthly Deposit would result in the aggregate amount of Rollover Reserve Funds in the Rollover Reserve Account to exceed the Rollover Reserve Cap, such Rollover Reserve Monthly Deposit shall be decreased by an amount equal to such excess.

7.4.2 Withdrawal of Rollover Reserve Funds. Provided no Default or an Event of Default hereunder exists, Lender shall make disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Borrower. All such expenses shall be approved by Lender in its reasonable discretion. Lender shall make disbursements as requested by Borrower on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought.

Section 7.5 Excess Cash Flow Reserve Fund.

7.5.1 Deposits to Excess Cash Flow Reserve Account. During a Cash Sweep Period caused by a DSCR Trigger Event, Borrower shall deposit with Lender all Excess Cash Flow in the Cash Management Account, which shall be held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account.”

7.5.2 Release of Excess Cash Flow Reserve Funds. Upon the occurrence of a Cash Sweep Event Cure, all Excess Cash Flow Reserve Funds shall be deposited into the Cash Management Account to be disbursed to Borrower in accordance with the Cash Management Agreement. Any Excess Cash Flow Reserve Funds remaining after the Debt has been paid in full or the Loan has been defeased shall be paid to Borrower.

Section 7.6 Ground Rent Reserve Fund .

7.6.1 Deposit to Ground Rent Reserve Fund. Borrower shall pay to Lender (a) on the Closing Date an initial deposit of $10,639.00, and (b) on each Payment Date thereafter $10,639.00 (the “Ground Rent Reserve Monthly Deposit”). Amounts so deposited shall hereinafter be referred to as the “Ground Rent Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Ground Rent Reserve Account.”

7.6.2 Disbursements from Ground Rent Reserve Fund. Lender shall disburse to Borrower amounts from the Ground Rent Reserve Account necessary to reimburse Borrower for Ground Rents paid to Ground Lessor in accordance with the Ground Lease upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for such payment to Lender at least thirty (30) days prior to the date Borrower requests such payment be made; (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured; (c) Lender shall have received such evidence as Lender shall reasonably request that the amount of the requested disbursement has been paid by Borrower to Ground Lessor. Lender shall not be required to make disbursements from the Ground Rent Reserve Account more than once per calendar quarter.

Section 7.7 Reserve Funds, Generally. (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its discretion.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments as directed by Lender or Lender’s Servicer. Unless expressly provided for in this Article VII, all interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower.

(d) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(e) Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f) The required monthly deposits into the Reserve Funds and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender.

(g) Any amount remaining in the Reserve Funds after the Debt has been paid in full or defeased shall be remitted to Borrower within ten (10) Business Days following the Defeasance Date.

ARTICLE VIII—DEFAULTS

Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if: (A) Borrower fails to make full and punctual payment of any Monthly Debt Service Payment Amount or any other amount payable on a monthly basis under the Note, this Loan Agreement, the Security Instrument or any other Loan Document within five (5) days of the date on which such payment was due; or (B) any portion of the Debt (other than any portion of the Debt described in subclause A in this Section 8.1(i)) is not paid when due after the expiration of applicable grace and cure periods, if any;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of request;

(iv) if Borrower Transfers or otherwise encumbers any portion of the Property without Lender’s prior written consent in violation of the provisions of this Agreement and Article 6 of the Security Instrument;

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower or Principal shall make an assignment for the benefit of creditors;

(vii) if (A) Borrower, Principal, Guarantor or any other guarantor or indemnitor under any guarantee issued in connection with the Loan shall commence any case, proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, Principal, Guarantor or any other guarantor or indemnitor shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against Borrower, Principal, Guarantor or any other guarantor or indemnitor any case, proceeding or other action of a nature referred to in clause (A) above that is not dismissed within thirty (30) days of filing; or (C) there shall be commenced against the Borrower, Principal, Guarantor or any other guarantor or indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; or (D) the Borrower, Principal, Guarantor or any other guarantor or indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) the Borrower, Principal, Guarantor or any other guarantor or indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if Borrower breaches any covenant contained in Section 4.1.30 hereof or any negative covenant contained in Section 5.2 hereof; provided, however, any such breach or violation shall not be deemed to be an Event of Default hereunder if (i) such breach or violation would not be reasonably likely to result in a material adverse effect on Borrower, the Property, Lender or the Loan and (ii) if such breach or violation is susceptible of cure, within ten (10) days of the earlier of (1) notice of such breach or violation from Lender or (2) the date Borrower becomes aware of such breach or violation, Borrower cures such breach or violation and provides Lender with satisfactory evidence of same;

(x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement, cure period or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such cure period or grace period;

(xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xii) if a material default by Borrower has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xiii) if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower from Lender;

(xiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if Lender determines that such non monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(xv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xvi) Borrower shall be in default under any other deed of trust, mortgage or security agreement covering any part of the Property whether it be superior or junior in priority to the Security Instrument (it not being implied by this clause that any such encumbrance will be permitted); or

(xvii) if (A) a breach or default by Borrower under any condition or obligation contained in any Ground Lease is not cured within any applicable cure period provided therein, (B) there occurs any event or condition that gives the Ground Lessor under any Ground Lease a right to terminate or cancel the related Ground Lease, or (C) any Ground Lease Property shall be surrendered or any Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (D) any of the terms, covenants or conditions of any Ground Lease shall be modified, changed, supplemented, altered, or amended without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Property, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX—SPECIAL PROVISIONS

Section 9.1 Securitization.

9.1.1 Sale of Notes and Securitization. (a) Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations or securitizations, collectively, a “Securitization”).

(b) At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors or the Rating Agencies in connection with any such Securitization. Lender shall have the right to provide to prospective investors and the Rating Agencies any information in its possession, including financial statements relating to Borrower, Guarantor, if any, the Property and any Tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents. Borrower agrees that each of Borrower, Principal, Guarantor and their respective officers and representatives, shall, at Lender’s request, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres or which may be required by prospective investors or the Rating Agencies in connection with any such Securitization. Borrower, Principal and Guarantor agree to review, at Lender’s request in connection with the Securitization, the Disclosure Documents as such Disclosure Documents relate to Borrower, Principal, Guarantor, the Property and the Loan, including, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Security Instrument,” “Description of the Mortgage Loan and Mortgaged Property,” “The Manager,” “The Borrower,” and “Certain Legal Aspects of the Mortgage Loan,” and shall confirm that the factual statements and representations contained in such sections and such other information in the Disclosure Documents (to the extent such information relates to, or is based on, or includes any information regarding the Property, Borrower, Guarantor, Manager or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(c) Borrower agrees to make upon Lender’s written request, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, creation of one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers), delivery of opinions of counsel acceptable to the Rating Agencies or potential investors and addressing such matters as the Rating Agencies or potential investors may require; provided, however, that in creating such new notes or modified notes or mezzanine notes Borrower shall not be required to modify (i) the initial weighted average interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, or (v) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents. In connection with the foregoing, Borrower shall not be responsible for more than $150,000.00 of the aggregate costs during the entire duration of this Agreement. In connection with the foregoing, Borrower covenants and agrees to modify the Cash Management Agreement to reflect the newly created components or mezzanine loans.

(d) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any private placement memorandum, prospectus or other disclosure documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

(e) Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (which appointment shall be deemed to be coupled with an interest and to be irrevocable until the Loan is paid and the Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof) to execute and deliver all documents and do all other acts and things necessary or desirable to effect any Securitization authorized hereunder; provided, however, that unless an Event of Default exists, Lender shall not execute or deliver any such documents or do any such acts or things under such power until five (5) days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower’s failure to deliver any document or to take any other action Borrower is obligated to take hereunder with respect to any Securitization for a period of ten (10) Business Days after such notice by Lender shall, at Lender’s option, constitute an Event of Default hereunder.

9.1.2 Securitization Costs. All reasonable third party costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s compliance with this Section 9.1 (including the fees and expenses of the Rating Agencies) shall be paid or reimbursed by Lender.

Section 9.2 Right To Release Information. Following the occurrence of any Event of Default, Lender may forward to any broker, prospective purchaser of the Property or the Loan, or other person or entity all documents and information which Lender now has or may hereafter acquire relating to the Debt, Borrower, any Guarantor, any indemnitor, the Property and any other matter in connection with the Loan, whether furnished by Borrower, any Guarantor, any indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have to limit or prevent such disclosure, including any right of privacy or any claims arising therefrom.

Section 9.3 Exculpation. (a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any guaranty, indemnity or similar agreement or undertaking made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Security Instrument and any other Loan Documents; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.

(b) Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any loss, cost, expense, damage, claim or other obligation (including reasonable attorneys’ fees and court costs) actually incurred or suffered by Lender arising out of or in connection with the following:

(i) fraud or willful misrepresentation by Borrower, Principal or Guarantor or any employee or other person with actual or apparent authority to make statements or representations on behalf of Borrower, Principal or Guarantor in connection with the Loan;

(ii) the gross negligence or willful misconduct of Borrower, Principal or Guarantor with respect to the Loan or the Property;

(iii) intentional and material physical waste of the Property;

(iv) the removal or disposal of any portion of the Property (which is not replaced with substantially equivalent replacement Property) in violation of the terms of the Loan Documents;

(v) the misapplication, misappropriation, or conversion by Borrower, any of its affiliates, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents or other Property income or collateral proceeds, or (D) any Rents paid more than one month in advance (including security deposits);

(vi) following the occurrence of an Event of Default, the failure to either apply rents or other Property income, whether collected before or after such Event of Default, to the ordinary, customary, and necessary expenses of operating the Property or, upon demand, to deliver such rents or other Property income to Lender;

(vii) failure to maintain insurance or to pay taxes and assessments, or to pay charges for labor or materials or other charges or judgments that have a substantial likelihood of creating Liens on any portion of the Property (unless Lender is escrowing funds therefor and fails to make such payments or has taken possession of the Property following an Event of Default, has received all Rents from the Property applicable to the period for which such insurance, taxes or other items are due, and thereafter fails to make such payments);

(viii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix) intentionally omitted; or

(x) any failure by Borrower to comply with any of the representations, warranties or covenants set forth in Sections 4.1.37 or 5.1.19 hereof.

(c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the other Loan Documents,

(i) Borrower and any general partner of Borrower shall be personally liable for the Debt if (A) Borrower fails to obtain Lender’s prior written consent to any Transfer as required by this Agreement or the Security Instrument; (B) Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property; (C) Borrower shall at any time hereafter make an assignment for the benefit of its creditors; (D) Borrower fails to permit on-site inspections of the Property after expiration of any applicable grace, notice and cure periods, fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 hereof or fails to appoint a new property manager upon the request of Lender as permitted under this Agreement, each as required by, and in accordance with, the terms and provisions of this Agreement or the Security Instrument; (E) Borrower or any Principal admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due which admission is used as evidence of Borrower’s or Principal’s insolvency in connection with an involuntary petition filed against Borrower or Principal under the Bankruptcy Code; (F) Borrower fails to make the first full monthly payment of principal and interest on or before the first Payment Date; (G) Borrower files, consents to, or acquiesces in a petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or there is a filing of an involuntary petition against Borrower or any Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower or Guarantor or any Principal colludes with, or otherwise assists any party in connection with such filing, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or such Principal from any party; or (H) the Property or any part thereof shall at any time hereafter become property of the estate or an asset in (1) a voluntary bankruptcy, insolvency, receivership, liquidation, winding up, or other similar type of proceeding, or (2) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) that is not dismissed within sixty (60) days of filing.

(d) Nothing herein shall be deemed to constitute a waiver by Lender of any right Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt.

Section 9.4 Matters Concerning Manager. If (a) an Event of Default hereunder has occurred and remains uncured, (b) Manager shall become subject to a Bankruptcy Action, (c) a default occurs under the Management Agreement, or (d) the occurrence of a DSCR Trigger Event, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

Section 9.5 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any set up fees or any other initial costs relating to or arising under the Servicing Agreement, but Borrower shall not be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any fees or expenses required to be borne by, and not reimbursable to, Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) any liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis, and which may be payable to a special servicer, in an amount as great as one percent of the outstanding principal balance of the Loan, upon return of the Loan by the special servicer to the master servicer, and (iii) the costs of all amounts owed to any third-party contractor in connection with the Servicer obtaining any third-party report, including any property inspections or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer reasonably determines to obtain or may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement).

ARTICLE X—MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law.

(a) LENDER HAS OFFICES IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK (“GOVERNING STATE”), WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE

LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (“ACTION”) MAY AT LENDER’S OPTION BE INSTITUTED IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS OF ANY SUCH ACTION, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY ACTION. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH ACTION IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged) and with a second copy to be sent to the intended recipient by another means permitted under this Section, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Facsimile No.: 877-379-1625
Attention: Loan Servicing

with a copy to:	Daniel Flanigan, Esq.
Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Facsimile No.: (816) 753-1536

If to Borrower:	JANAF Shopping Center, LLC
JANAF Shops, LLC
c/o McKinley, Inc.
320 North Main Street Suite 200
Ann Arbor, Michigan 48104
Attention: Nate Lewis
Facsimile No.: (734) 769-8760

with a copy to:	Kristopher P. Korvun, Esq.
Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
Facsimile No.: (313) 465-7481

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7 Trial by Jury. TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings. The Article or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower. If a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all actual and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except for those costs and expenses expressly assumed herein or in the other Loan Documents by Lender); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property (including any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Clearing Account or Cash Management Account, as applicable.

(b) Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, KeyBank National Association or any of their Affiliates shall be subject to the prior written approval of Lender and KeyBank National Association in their discretion.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, but retains the right to assert said claim in a separate proceeding.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several. Under no circumstances whatsoever shall Lender have any liability for punitive, special, consequential or incidental damages in connection with, arising out of, or in any way related to or under this Loan Agreement or any other Loan Document or in any way related to the transactions contemplated or any relationship established by this Agreement or any other Loan Document or any act, omission or event occurring in connection herewith or therewith, and, to the extent not expressly prohibited by applicable laws, Borrower for itself and its Guarantor and indemnitors waives all claims for punitive, special, consequential or incidental damages. Lender shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Instrument and the other Loan Documents. Neither Lender nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 10.24 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, including Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25 OFAC. Borrower hereby represents, warrants and covenants that neither Borrower nor any Guarantor is (or will be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby covenants to provide Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

Section 10.26 Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

ARTICLE XI – LOCAL LAW PROVISIONS

Section 11.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article XI and the other provisions of this Agreement, the terms and conditions of this Article XI shall control and be binding.

NONE.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

JANAF SHOPPING CENTER LLC, a Delaware limited liability company

By:	Janaf Shopping Center Mezz LLC,
a Michigan limited liability company, its Sole Member

	By:	GPR McKinley Manager LLC,
a Michigan limited liability company, its Manager

		By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF SHOPS, LLC, a Delaware limited liability company

By:	Janaf Associates Mezz LLC,
a Michigan limited liability company, its Sole Member

	By:	GPR McKinley Manager LLC,
a Michigan limited liability company, its Manager

		By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

SIGNATURE PAGE TO LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Mary Ann Gripka
Name: Mary Ann Gripka
Title: Vice President

SIGNATURE PAGE TO LOAN AGREEMENT

SCHEDULE I

(RENT ROLL)

Database:	MCKINLEY	Rent Roll	Page:	1
Bldg Status:	All	JSY - Bravo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Occupied Suites
200620 - 110	Adcomm, LLC	3/1/2007	2/28/2022	1,500	4,198.75	33.59	683.58		37.08	RENT	3/1/2018	4,325.00	34.60
										RENT	3/1/2019	4,455.00	35.64
										RENT	3/1/2020	4,588.75	36.71
										RENT	3/1/2021	4,726.25	37.81
200620 - 200	Northern Tool & Equipment	11/1/2011	10/31/2021	20,695	17,245.83	10.00	6,154.96
200620 - 800	PANERA BREAD #1126	11/13/2006	12/31/2021	4,200	10,587.50	30.25	2,023.68
200620 - 804	Pioneer Services	11/25/2015	11/30/2020	1,400	2,599.21	22.28	645.23		29.17	RENT	12/1/2018	2,677.18	22.95
										RENT	12/1/2019	2,757.50	23.64
200620 - 810	Cox Communications	11/18/2010	5/31/2023	4,152	5,882.00	17.00	1,569.80			RENT	6/1/2021	6,279.90	18.15
200620 - 812	Qdoba Mexican Eats	1/1/2017	2/28/2027	2,500	6,875.00	33.00	975.00
200620 - 816	WINGS N THINGS	4/17/2007	12/31/2021	1,474	2,606.52	21.22	671.73		36.85	RENT	1/1/2019	2,685.14	21.86
										RENT	1/1/2020	2,766.21	22.52
										RENT	1/1/2021	2,849.73	23.20
200620 - 818	NAVY FEDERAL CREDIT UNION	4/25/2007	1/31/2022	5,651	11,772.92	25.00	2,575.25		141.27	RENT	2/1/2018	11,951.87	25.38
										RENT	2/1/2019	12,130.81	25.76
										RENT	2/1/2020	12,314.47	26.15
										RENT	2/1/2021	12,498.13	26.54
Totals:	Occupied Sqft:	100.00%	8 Units	41,572	61,767.73		15,299.23		244.37
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft:		8 Units	41,572	61,767.73
Total JSY - Bravo:
	Occupied Sqft:	100.00%	8 Units	41,572	61,767.73		15,299.23		244.37
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft:		8 Units	41,572	61,767.73

Database:	MCKINLEY	Rent Roll	Page:	2
Bldg Status:	All	JSY - Charlie, Delta and Echo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

					RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name		Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Vacant Suites
200680 - 008	Vacant				9,391
200680 - 010	Vacant				2,000
200680 - 021	Vacant				1,567
200680 - 034	Vacant				3,753
200680 - 058	Vacant				7,746
200680 - 907	Vacant				6,848
200680 - 923B	Vacant				3,000
Occupied Suites
200680 - 007	Payless Shoesource Inc #1465RL		9/25/2015	9/30/2025	6,820	9,661.67	17.00	2,467.54			RENT	9/1/2020	10,627.83	18.70
200680 - 009	Foot Locker		11/1/2016	1/31/2027	4,233	5,820.38	16.50	1,626.19			CAM	2/1/2018	1,108.16	3.14
											CAM	2/1/2019	1,141.41	3.24
											CAM	2/1/2020	1,175.65	3.33
											CAM	2/1/2021	1,210.92	3.43
											CAM	2/1/2022	1,247.25	3.54
											CAM	2/1/2023	1,284.67	3.64
											CAM	2/1/2024	1,323.21	3.75
											CAM	2/1/2025	1,362.90	3.86
											CAM	2/1/2026	1,403.79	3.98
											RENT	2/1/2022	6,402.41	18.15
200680 - 010A	Chulo		12/1/2017	2/28/2021	1,960						CAM	3/1/2018	749.70	4.59
											RENT	3/1/2018	1,960.00	12.00
											RENT	3/1/2019	2,286.67	14.00
											RENT	3/1/2020	2,355.27	14.42
200680 - 010B	JANAF - Back Storage Space		1/1/2008	12/31/2042	212
	Additional Space	200680 - 016A	1/1/2008	12/31/2042	2,500
	Additional Space	200680 - 036A	1/1/2008	12/31/2042	2,000
	Additional Space	200680 - 059	1/1/2008	12/31/2042	2,212

				Total	6,924	0.00		0.00		0.00
200680 - 011	The Bounce House		11/1/2012	11/30/2019	8,790	3,296.25	4.50	3,761.70			RENT	11/1/2018	3,296.25	4.50
											RENT	11/1/2019	3,296.25	4.50

Database:	MCKINLEY	Rent Roll	Page:	3
Bldg Status:	All	JSY - Charlie, Delta and Echo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
200680 - 012	Freight Liquidators, Inc	4/7/2014	10/3/2017	15,000	2,700.00	2.16
200680 - 013	CHINA WOK	4/20/2007	4/30/2022	1,885	2,869.91	18.27	785.96		47.13	RENT	5/1/2018	2,954.74	18.81
										RENT	5/1/2019	3,044.28	19.38
										RENT	5/1/2020	3,135.38	19.96
										RENT	5/1/2021	3,229.63	20.56
200680 - 014	QP NAILS	5/8/2001	10/31/2021	1,250	1,536.46	14.75	527.65		31.25	RENT	11/1/2018	1,562.50	15.00
										RENT	11/1/2019	1,588.54	15.25
										RENT	11/1/2020	1,614.58	15.50
200680 - 015	Kids Foot Locker #46596	9/12/2016	10/31/2026	3,125	4,296.87	16.50	1,224.35			CAM	11/1/2018	842.64	3.24
										CAM	11/1/2019	867.92	3.33
										CAM	11/1/2020	893.96	3.43
										CAM	11/1/2021	920.78	3.54
										CAM	11/1/2022	948.40	3.64
										CAM	11/1/2023	976.85	3.75
										CAM	11/1/2024	1,006.16	3.86
										CAM	11/1/2025	1,036.34	3.98
										RENT	11/1/2021	4,726.56	18.15
200680 - 016	KOOL SMILES	11/17/2005	11/30/2020	10,000	14,308.33	17.17	3,290.74		200.00	RENT	12/1/2018	14,591.67	17.51
										RENT	12/1/2019	14,883.33	17.86
200680 - 017	TJX OPERATING INC. #464	5/15/1980	1/31/2024	37,383	23,364.37	7.50	8,543.67		100.00	RENT	2/1/2019	24,143.18	7.75
200680 - 019	WON BOK LEE DBA: BEAUTY OUTLET	5/11/1984	12/31/2020	5,000	6,667.00	16.00	2,698.58		118.33	RENT	1/1/2019	6,875.00	16.50
200680 - 020	PETCO #1884	6/1/2008	6/30/2018	17,000	30,005.00	21.18	3,266.85
200680 - 022	It’s A Wig	4/1/2011	7/31/2018	2,062	2,921.17	17.00	875.65		35.42
200680 - 031	DRS. DEVITO AND MARTIN	3/20/1992	9/30/2022	5,012	5,000.00	11.97
200680 - 035	Orchid Nail Spa	10/1/2010	9/30/2020	3,450	4,600.00	16.00	1,417.57		71.88	RENT	10/1/2018	4,600.00	16.00
										RENT	10/1/2019	4,600.00	16.00
200680 - 036	RAINBOW APPAREL #466	3/17/2008	1/31/2023	6,000	8,360.00	16.72	2,598.73		115.00	RENT	2/1/2018	8,000.00	16.00
200680 - 037	OFFICEMAX #67	11/27/1991	1/31/2024	23,150	21,220.83	11.00	7,525.41		8.33
200680 - 039	rue21, Inc. #469R	6/30/2016	1/31/2027	7,013	4,166.67		2,577.28			RENT	1/1/2019	5,844.17	0.00
										RENT	1/1/2021	8,650.76	0.00
										RENT	2/1/2021	8,910.28	0.00
										RENT	2/1/2022	9,177.59	0.00
										RENT	2/1/2023	9,452.91	0.00

Database:	MCKINLEY	Rent Roll	Page:	4
Bldg Status:	All	JSY - Charlie, Delta and Echo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

					RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name		Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
											RENT	2/1/2024	9,736.50	0.00
											RENT	2/1/2025	10,028.60	0.00
											RENT	2/1/2026	10,329.45	0.00
	Additional Space	200680 - 040	3/14/2016	1/31/2027	0

				Total	7,013	4,166.67		2,577.28		0.00
200680 - 041	It’s Fashion #7355		9/22/2015	1/31/2023	5,000	4,166.67	10.00	1,824.29
200680 - 044	ROJEX Jewelry, Inc.		9/19/2005	11/30/2019	2,527	2,872.36	13.64	1,053.65		63.18	RENT	12/1/2018	2,956.59	14.04
200680 - 046	Olive Ole		1/1/2009	8/31/2020	5,000	8,843.00	12.00	3,715.67		221.08	RENT	9/1/2018	9,579.92	13.00
											RENT	9/1/2019	9,579.92	13.00
	Additional Space	200680 - 045	8/1/2013	8/31/2020	3,843

				Total	8,843	8,843.00		3,715.67		221.08
200680 - 047	CITI TRENDS, INC. #248		10/19/2005	12/31/2020	20,858	4,541.67	2.61	8,324.03
200680 - 048	Southern Island Stores, Inc		9/18/2007	12/31/2020	35,086	17,281.96	5.91	5,878.54		109.53
200680 - 050	RAINBOW APPAREL OF AMERICA		7/1/2003	1/31/2023	9,889	12,806.25		4,223.15			RENT	2/1/2021	14,207.19	0.00
	Additional Space	200680 - 049	12/17/2010	1/31/2023	0

				Total	9,889	12,806.25		4,223.15		0.00
200680 - 051	POSTAL SERVICE; U.S.		9/1/1989	8/31/2019	21,213	24,338.95	13.77	4,879.94			RENT	9/1/2018	25,069.11	14.18
200680 - 052	CREATIVE HAIRDRESSER #1087/RAT		7/1/2000	6/30/2019	1,500	2,781.25	22.25	644.00		39.38	RENT	7/1/2018	2,781.25	22.25
200680 - 053	Allusive Cloud Factory		3/10/2014	4/30/2019	2,297	2,009.88	10.50	957.75
200680 - 056	Dollar Tree #239		8/5/2010	1/31/2021	19,599	12,167.71		7,120.12		8.33
	Additional Space	200680 - 054	8/5/2010	1/31/2021	0

				Total	19,599	12,167.71		7,120.12		8.33
200680 - 057	ALKO DISTRIBUTORS/GALLO		9/29/2006	2/28/2018	14,304	10,966.40	9.20	4,832.83		200.00
200680 - 062	Big Lots #5357		11/2/2017	1/31/2028	42,500	24,791.67	7.00	4,250.00			RENT	2/1/2023	26,562.50	7.50
200680 - 063	BOOST Mobile		6/23/2011	8/31/2020	2,535	3,279.17	15.52	1,070.51		63.38	RENT	9/1/2018	3,377.54	15.99
											RENT	9/1/2019	3,478.87	16.47
200680 - 064	1st Impressions Haircuts		4/10/2009	4/30/2020	2,500	2,916.67	14.00	1,061.65		62.50	RENT	5/1/2018	3,004.17	14.42

Database:	MCKINLEY	Rent Roll	Page:	5
Bldg Status:	All	JSY - Charlie, Delta and Echo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
										RENT	5/1/2019	3,093.75	14.85
200680 - 065A	CICI’s Pizza	3/20/2001	3/31/2021	4,000	4,166.67	12.50	2,158.84		95.83	RENT	4/1/2018	4,333.33	13.00
										RENT	4/1/2019	4,500.00	13.50
										RENT	4/1/2020	4,666.67	14.00
200680 - 065B	Alcoholic Beverage Control, VA	5/1/2001	6/30/2021	3,744	8,044.61	25.78	1,485.85
200680 - 069	Shoe Fashion	5/10/2014	5/31/2019	4,280	4,280.00	12.00	1,784.57		89.17	RENT	5/8/2018	4,636.67	13.00
200680 - 070	First Virginia Financial #336	6/15/2009	6/30/2020	2,880	3,933.82	16.39	1,200.84		72.00	RENT	7/1/2018	4,051.83	16.88
										RENT	7/1/2019	4,173.39	17.39
200680 - 071	Sentara Life Care Corporation	5/1/2015	2/28/2026	13,892	9,840.17	8.50	5,168.06			RENT	3/1/2018	10,036.97	8.67
										RENT	3/1/2019	10,233.77	8.84
										RENT	3/1/2020	10,442.15	9.02
										RENT	3/1/2021	10,650.53	9.20
										RENT	3/1/2022	10,858.91	9.38
										RENT	3/1/2023	11,078.87	9.57
										RENT	3/1/2024	11,298.83	9.76
										RENT	3/1/2025	11,530.36	9.96
200680 - 600	JANAF CROSSINGS	1/1/2007	12/31/2020	0			1,733.00
200680 - 700	MARINER INVESTMENT, LTD.	11/16/1968	10/31/2028	31,500	2,250.00	0.86	65.65
200680 - 800	JANAF OFFICE BLDG.	1/1/2000	12/31/2025	37,329	12,500.00	4.02	926.00		100.98
200680 - 900	UFC Gym	2/22/2016	9/30/2026	8,946	8,200.50	11.00	3,354.75			RENT	10/1/2021	8,946.00	12.00
200680 - 902	GENERAL MILLS REST. #1161	10/1/1999	6/27/2019	8,876	7,487.00	10.12	2,578.70		180.10	RENT	6/28/2018	7,674.00	10.37
200680 - 904	COTTMAN TRANSMISSION	8/1/1998	7/31/2019	4,500	6,904.42	18.41	146.12		190.09	CAM	8/1/2018	150.51	0.40
200680 - 905	BJs Wholesale Club Inc #180G	12/4/2015	3/23/2030	3,945	6,083.33	18.50			71.53	RENT	12/4/2020	6,509.17	19.80
										RENT	12/4/2025	6,964.81	21.19
200680 - 906	SUNTRUST BANK	12/1/1972	11/30/2019	6,375	3,354.17	6.31	106.25		207.93
200680 - 908	SHOPS @ JANAF	1/1/2004	12/31/2020	0			11,390.00
200680 - 909	LOGAN’S ROADHOUSE	2/1/2005	11/30/2021	10,000	8,333.33	10.00	126.83		477.77	CAM	2/1/2018	129.36	0.16
										CAM	2/1/2019	131.95	0.16
										RENT	11/1/2019	8,833.33	10.60
										WS	2/1/2018	323.42	0.39
										WS	2/1/2019	329.89	0.40

Database:	MCKINLEY	Rent Roll	Page:	6
Bldg Status:	All	JSY - Charlie, Delta and Echo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
200680 - 910	OLD TOWN SUPER BUFFET	8/1/2002	7/31/2022	10,111	11,406.56	13.54	150.23		250.48	CAM	8/1/2018	156.24	0.19
										CAM	8/1/2019	162.49	0.19
										CAM	8/1/2020	168.99	0.20
										CAM	8/1/2021	175.75	0.21
200680 - 911	Verizon GLC #NE05-100755VA	8/31/2001	8/31/2018	3,000	6,437.50	25.75	1,674.32		160.47
200680 - 912	LIBERTY TAX	12/1/2011	4/30/2022	1,462	5,237.11	42.99	530.10		281.54	CAM	12/1/2018	546.00	4.48
										CAM	12/1/2019	562.38	4.62
										CAM	12/1/2020	579.25	4.75
										CAM	12/1/2021	596.63	4.90
										RENT	12/1/2018	5,394.23	44.28
										RENT	12/1/2019	5,556.05	45.60
										RENT	12/1/2020	5,722.74	46.97
										RENT	12/1/2021	5,894.42	48.38
										STW	12/1/2018	287.17	2.36
										STW	12/1/2019	292.91	2.40
										STW	12/1/2020	298.77	2.45
										STW	12/1/2021	304.75	2.50
200680 - 913	BURGER KING CORP #1185	6/2/1973	6/30/2023	2,830	4,583.33	19.43	72.16		300.00	RENT	7/1/2018	5,143.33	21.81
										WS	7/1/2018	262.50	1.11
200680 - 914	TitleMax of VA, Inc. #12782	5/10/2011	7/31/2021	1,620	6,081.28	45.05	660.91			CAM	8/1/2018	680.74	5.04
										CAM	8/1/2019	701.16	5.19
										CAM	8/1/2020	722.19	5.35
										RENT	8/1/2018	6,202.90	45.95
										RENT	8/1/2019	6,326.96	46.87
										RENT	8/1/2020	6,453.50	47.80
200680 - 915	Wawa, Inc. #8645	8/25/2017	8/31/2037	7,240	27,083.33	44.89	300.00			CAM	9/1/2018	309.00	0.51
										CAM	9/1/2019	318.27	0.53
										CAM	9/1/2020	327.82	0.54
										CAM	9/1/2021	337.65	0.56
										CAM	9/1/2022	347.78	0.58
										CAM	9/1/2023	358.22	0.59
										CAM	9/1/2024	368.96	0.61
										CAM	9/1/2025	380.03	0.63
										CAM	9/1/2026	391.43	0.65
										CAM	9/1/2027	403.17	0.67
										CAM	9/1/2028	415.27	0.69
										CAM	9/1/2029	427.73	0.71
										CAM	9/1/2030	440.56	0.73
										CAM	9/1/2031	453.78	0.75
										CAM	9/1/2032	467.39	0.77
										CAM	9/1/2033	481.41	0.80

Database:	MCKINLEY	Rent Roll	Page:	7
Bldg Status:	All	JSY - Charlie, Delta and Echo	Date:	1/17/2018
		1/17/2018	Time:	08:41 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
										CAM	9/1/2034	495.85	0.82
										CAM	9/1/2035	510.73	0.85
										CAM	9/1/2036	526.05	0.87
										RENT	9/1/2022	29,791.67	49.38
										RENT	9/1/2027	32,770.83	54.32
										RENT	9/1/2032	36,047.92	59.75
200680 - 917	VIRGINIA WINGS OF NORFOLK, #11	3/5/1984	3/31/2019	6,000	6,944.00	13.89	534.00		467.53	CAM	3/1/2018	546.00	1.09
200680 - 918	DK Chicken Corp #5303	5/9/2000	5/31/2020	2,310	7,604.38	39.50	126.02		330.11
200680 - 920	Applebee’s #83000	12/13/1993	12/12/2018	5,030	9,590.38	22.88	437.25		124.61	CAM	1/1/2019	502.84	1.20

200680 - 923	US Government DACA65-5-10-0023	10/1/2010	7/31/2020	5,512	6,890.00	15.00	1,486.23		3,855.83
200680 -923A	Rent-A-Center	8/17/2010	5/31/2021	4,488	3,358.52	8.98	1,793.94
200680 - 923C	L’etoile Nail and Day Spa	12/15/2004	1/31/2023	4,000			1,109.34		100.00	RENT	2/1/2018	3,826.67	11.48
										RENT	1/1/2019	3,943.33	11.83
										RENT	1/1/2020	4,060.00	12.18
										RENT	1/1/2021	4,183.33	12.55
										RENT	1/1/2022	4,310.00	12.93
200680 - GROUN	Tesla Motors, Inc	6/16/2015	8/13/2020	0					600.00
200680 - lib	CITY OF NORFOLK LIBRARY	1/13/1966	12/31/2020	0			88.83
200680 - LUC	J CARTER LUCK/TAA OF VA. INC	3/1/2000	12/31/2018	0					289.41
Totals:	Occupied Sqft:	94.11%	62 Units	548,578	465,152.93		134,212.79		9,740.10
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	5.89%	7 Units	34,305
	Total Sqft:		69 Units	582,883	465,152.93
Total JSY - Charlie, Delta and Echo:
	Occupied Sqft:	94.11%	62 Units	548,578	465,152.93		134,212.79		9,740.10
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	5.89%	7 Units	34,305
	Total Sqft:		69 Units	582,883	465,152.93

Database:	MCKINLEY	Rent Roll	Page:	8
Bldg Status:	All	JSY - BJ’s Wholesale Club	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Occupied Suites
200690 - 921	UE Norfolk Property LLC	8/1/2000	3/23/2020	147,400	43,423.92	3.54	17,804.19
Totals:	Occupied Sqft:	100.00%	1 Units	147,400	43,423.92		17,804.19		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft:		1 Units	147,400	43,423.92
Total JSY - BJ’s Wholesale Club:
	Occupied Sqft:	100.00%	1 Units	147,400	43,423.92		17,804.19		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft:		1 Units	147,400	43,423.92

Database:	MCKINLEY	Rent Roll	Page:	9
Bldg Status:	All	JSY - Alpha	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Vacant Suites
200700 - 116	Vacant			2,298
200700 - 120	Vacant			3,481
200700 - 122	Vacant			1,680
200700 - 140	Vacant			4,913
200700 - 143	Vacant			885
200700 - 150	Vacant			1,668
200700 - 158	Vacant			6,974
Occupied Suites
200700 - 100	CATHERINES #5558	3/30/2005	1/31/2021	4,856	7,121.38	17.60	1,672.41		560.00
200700 - 101	Shoe Carnival Inc. #286	9/13/2003	2/29/2024	12,000	12,500.00	12.50	4,238.24		8.33	LCR	2/1/2018	-12,500.00	-12.50
										RENT	2/1/2019	13,500.00	13.50
										RENT	2/1/2024	13,500.00	13.50
200700 - 105	Lane Bryant- #6675	10/15/2003	10/31/2018	4,800	6,608.00	16.52	1,653.12
200700 - 107	NATIONAL VISION, INC. #5770	1/18/2008	1/31/2023	3,500	5,833.33	20.00	1,334.27			RENT	2/1/2018	6,708.33	23.00
200700 - 108	K & G Men’s Company #600	11/28/2003	2/28/2021	21,360	18,690.00	10.50	7,809.66		541.67
200700 - 115	Home Brew USA	9/7/2004	9/30/2018	2,074	1,024.90	5.93	938.16		158.33
200700 - 117	Firehouse Subs	5/23/2011	9/30/2021	2,814	4,643.10	19.80	1,022.86
200700 - 118	Shoe City #401	10/7/2017	10/31/2027	6,197	9,811.92	19.00	2,329.04
200700 - 121	Mariner Finance, LLC	11/3/2011	1/31/2022	1,700	2,463.58	17.39	711.15		35.42	RENT	2/1/2018	2,537.25	17.91
										RENT	2/1/2019	2,613.75	18.45
										RENT	2/1/2020	2,691.67	19.00
										RENT	2/1/2021	2,772.42	19.57
200700 - 124	Supercuts #82013	10/23/2003	1/31/2022	1,275	1,593.75	15.00	523.01			RENT	2/1/2019	1,646.88	15.50
										RENT	2/1/2021	1,700.00	16.00
200700 - 125	GameStop, Inc. #4965	11/15/2003	1/31/2019	1,500	2,728.75	21.83	598.82

Database:	MCKINLEY	Rent Roll	Page:	10
Bldg Status:	All	JSY - Alpha	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
200700 - 126	Seafood Kitchen	8/1/2016	7/31/2021	1,700	2,188.75	15.45	619.08			RENT	8/1/2018	2,253.92	15.91
										RENT	8/1/2019	2,321.92	16.39
										RENT	8/1/2020	2,391.33	16.88
200700 - 127	Edible Arrangements	1/3/2017	1/31/2024	1,503	2,066.63	16.50	629.28			RENT	2/1/2019	2,129.25	17.00
										RENT	2/1/2020	2,254.50	18.00
										RENT	2/1/2021	2,317.13	18.50
										RENT	2/1/2022	2,442.38	19.50
										RENT	2/1/2023	2,505.00	20.00
200700 - 128	State Farm Insurance	8/8/2004	8/31/2019	1,192	1,762.17	17.74	539.20		29.80	RENT	9/1/2018	1,762.17	17.74
200700 - 130	Martin’s Soul Food	5/17/2013	10/31/2023	2,202	2,933.33	15.99	1,014.06		45.88	RENT	11/1/2018	3,116.67	16.98
										RENT	11/1/2019	3,208.33	17.48
										RENT	11/1/2020	3,300.00	17.98
										RENT	11/1/2021	3,391.67	18.48
										RENT	11/1/2022	3,483.33	18.98
200700 - 132	Rose Nails	11/1/2003	12/31/2022	1,275	1,944.38	18.30	576.75		31.88	RENT	1/1/2020	1,976.25	18.60
										RENT	1/1/2021	2,008.13	18.90
										RENT	1/1/2022	2,040.00	19.20
200700 - 134	Finder’s Keepers	7/1/2009	6/30/2019	1,355	1,557.12	13.79	555.76		83.87	RENT	7/1/2018	1,603.42	14.20
200700 - 135	HRB Eastern Entpr. Inc. #44771	10/27/2007	4/30/2019	1,354	1,748.92	15.50	555.36		33.85	RENT	5/1/2018	1,748.92	15.50
200700 - 141	Cricket Wireless	10/13/2014	12/31/2019	1,244	2,135.53	20.60	519.98		31.10	RENT	12/12/2018	2,135.53	20.60
200700 - 142	M & M Greek & Embroidery	9/1/2004	11/30/2018	767	813.66	12.73	346.95
200700 - 145	Cell Phone Repair	3/23/2010	3/31/2020	846	1,213.89	17.22	353.90			RENT	4/1/2018	1,250.30	17.73
										RENT	4/1/2019	1,287.81	18.27
200700 - 146	Allied Cash Advance #269	6/13/2005	6/30/2020	855	1,394.36	19.57	364.90		21.38	RENT	7/1/2018	1,436.40	20.16
										RENT	7/1/2019	1,479.15	20.76
200700 - 152	Woodcraft	2/13/2004	2/28/2019	11,100	4,754.38	5.14	4,254.47		277.50	RENT	3/1/2018	4,897.01	5.29
200700 - WH1	Catherine’s Warehouse #5558	3/31/2005	1/31/2021	960
Totals:	Occupied Sqft:	80.15%	24 Units	88,429	97,531.83		33,160.43		1,859.01
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	19.85%	7 Units	21,899
	Total Sqft:		31 Units	110,328	97,531.83

Database:	MCKINLEY	Rent Roll	Page:	11
Bldg Status:	All	JSY - Alpha	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Total JSY - Alpha:
	Occupied Sqft:	80.15%	24 Units	88,429	97,531.83		33,160.43		1,859.01
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	19.85%	7 Units	21,899
	Total Sqft:		31 Units	110,328	97,531.83

Database:	MCKINLEY	Rent Roll	Page:	12
Bldg Status:	All	JSY - Office Building	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Vacant Suites
201130 - 116	Vacant			1,462
201130 - 502	Vacant			732
201130 - 503	Vacant			600
201130 - 607	Vacant			752
Occupied Suites
201130 - 101	Real Solutions of Virginia LLC	12/2/2010	4/30/2021	1,140	1,306.25	13.75
201130 - 102	Skilled Training Employment	4/4/2012	6/30/2019	1,464	1,130.94	9.27				RENT	7/1/2018	1,165.10	9.55
201130 - 119	U.S. Government	3/23/2010	3/31/2020	1,334	1,889.84
	Additional Space 201130-113	3/23/2010	3/31/2020	0

			Total	1,334	1,889.84		0.00		0.00
201130 - 201	Riley Counseling & Consulting	4/1/2016	5/31/2020	730	783.23	12.88				RENT	6/1/2018	806.65	13.26
										RENT	6/1/2019	830.98	13.66
201130 - 202	Mirman Law/Miyares Law	10/23/2015	12/31/2019	753	832.07	13.26				RENT	1/1/2019	857.17	13.66
201130 - 207	Michael L Hockaday	10/1/2006	3/31/2018	1,586	1,488.20	11.26
201130 - 213	Madan Periodontics & Implant	3/1/2003	8/31/2017	2,389	3,107.69	15.61
201130 - 216	Michael L Hockaday	11/1/2007	3/31/2018	0
201130 - 220	Cardiac Concepts LLC	1/1/2016	1/31/2019	930	875.75	11.30				RENT	2/1/2018	895.12	11.55
201130 - 301	Alternative Family Treatment	5/1/2017	4/30/2019	998	1,000.50	12.03				RENT	5/1/2018	1,030.44	12.39
201130 - 307	JAMES ACCOUNTING & TAX SERVIC	10/1/2006	9/30/2019	750	798.75	12.78
201130 - 310	Norfolk; City of	3/1/1993	2/28/2021	3,194	4,346.50	16.33				RENT	3/1/2019	4,410.38	16.57
										RENT	3/1/2020	4,498.22	16.90
201130 - 319	Albert Gauthier	5/1/1973	3/31/2019	1,338	1,403.79	12.59				RENT	4/1/2018	1,446.16	12.97
201130 - 407	Pentecost, Deal & Associates.	2/1/1980	6/30/2017	2,689	1,031.70	4.60

Database:	MCKINLEY	Rent Roll	Page:	13
Bldg Status:	All	JSY - Office Building	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
201130 - 408	Liberty Staffing, LLC	5/12/2017	5/30/2019	1,279	1,332.29	12.50				RENT	6/1/2018	1,372.79	12.88
201130 - 416	Robinson, Smith & Anderson	10/20/2010	11/30/2018	1,989	2,176.30	13.13
201130 - 419	Vending Machines	1/1/1995	12/31/2019	232
201130 - 501	Serdar Erdogan	11/1/2017	11/30/2018	622	673.83	13.00
201130 - 506	Vestibule - Common Area Space	1/2/2005	12/31/2099	111
201130 - 507	DeGuzman Law	6/1/2017	5/31/2018	448	466.67	12.50
201130 - 508	Lampert Insurance & Financial	5/1/2017	4/30/2020	601	626.04	12.50				RENT	5/1/2018	645.07	12.88
										RENT	5/1/2019	664.11	13.26
201130 - 513	NMA Federal Credit Union	8/1/2002	7/31/2019	904	957.49	12.71				RENT	8/1/2018	957.49	12.71
201130 - 519	Tanya L. Lomax	5/1/2015	4/30/2019	434	431.47	11.93				RENT	5/1/2018	444.49	12.29
201130 - 520	JANAF Management Office	1/1/1989	12/31/2099	2,138	3,253.37	18.26				RENT	1/1/2019	3,350.97	18.81
										RENT	1/1/2020	3,451.50	19.37
201130 - 601	A Plus Healthcare, LLC	9/12/2016	9/30/2018	1,033	1,152.66	13.39
201130 - 602	K and D Personal Care	1/1/2016	12/31/2020	1,220	1,161.03	11.42				RENT	1/1/2019	1,210.85	11.91
										RENT	1/1/2020	1,261.68	12.41
201130 - 610	Insight Training Group, LLC	9/1/2017	8/31/2020	2,048	2,589.58	12.50				RENT	9/1/2018	2,668.31	12.88
										RENT	9/1/2019	2,747.03	13.26
	Additional Space 201130 -613	9/1/2017	8/31/2020	438

			Total	2,486	2,589.58		0.00		0.00
201130 - 619	Intensive Community Outreach	12/1/2016	1/31/2019	896	895.00	11.99				RENT	2/1/2018	921.85	12.35
										RENT	2/1/2019	949.45	12.72
201130 - PCS	SprintCom, Inc.	9/11/2000	9/10/2020	0	2,281.31					RENT	9/11/2020	2,623.51	0.00
201130 - PCS2	AT&T #NF349	5/1/2006	12/31/2020	0	1,935.00					RENT	1/1/2021	2,080.13	0.00
										RENT	1/1/2026	2,236.13	0.00
										RENT	1/1/2031	2,403.84	0.00
										RENT	1/1/2036	2,584.13	0.00

Database:	MCKINLEY	Rent Roll	Page:	14
Bldg Status:	All	JSY - Office Building	Date:	1/17/2018
		1/17/2018	Time:	08:42 AM

EXHIBIT F

				RSF	Monthly	Annual	Monthly	Expense	Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Lease Comm. Date	Expiration	Sqft	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Cat	Date	Monthly Amount	PSF
Totals:	Occupied Sqft:	90.48%	28 Units	33,688	39,927.25		0.00		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	9.52%	4 Units	3,546
	Total Sqft:		32 Units	37,234	39,927.25
Total JSY - Office Building:
	Occupied Sqft:	90.48%	28 Units	33,688	39,927.25		0.00		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	9.52%	4 Units	3,546
	Total Sqft:		32 Units	37,234	39,927.25
Grand Total:
	Occupied Sqft:	93.50%	123 Units	859,667	707,803.66		200,476.64		11,843.48
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:	6.50%	18 Units	59,750
	Total Sqft:		141 Units	919,417	707,803.66

SCHEDULE II

Intentionally Omitted

SCHEDULE III

(ORGANIZATIONAL CHART OF BORROWER)

SCHEDULE IV

FORM OF TENANT DIRECTION LETTER

[BORROWER LETTERHEAD]

                    , 20

[Tenants under Leases]

Re:	Lease dated between , as Landlord, and , as Tenant, concerning premises known as

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a lien and security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of KeyBank National Association, its successors and assigns, as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

Via US Mail	Via Overnight Delivery	Via Wire Transfer
WHLR-JANAF, LLC	WHLR-JANAF, LLC	KeyBank, N.A.
P.O. Box 713828	Attn: Wholesale Lockbox # (713828)	Name: JANAF Shopping
Cincinnati, OH 45271-3828	895 Central Ave, Suite 600	Center, LLC and JANAF Shops,
	Cincinnati, OH 45202	LLC Lockbox Account FBO KeyBank National Association, successors and assigns

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

Sincerely,

[Borrower]